Exhibit 10.1

STOCK PURCHASE AGREEMENT

dated

September 16, 2014

by and among

CIS Acquisition Ltd., a British Virgin Islands company,

as Buyer,

and

Elite Ride Limited, a British Virgin Islands company,

and

Delta Advanced Materials Limited, a Hong Kong company,

as the Company,

and

The Elite Ride Limited Shareholders (as defined herein)

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS		1

ARTICLE II PURCHASE AND SALE		9
2.1	Purchase and Sale	9
2.2	Purchase Price	9
2.3	Payment of the Purchase Price	10
2.4	Closing	10
2.5	Closing	11
2.6	Board of Directors, Officers, and D&O Insurance	13
2.7	Put Agreement	13
2.8	Warrants Purchase	11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		13
3.1	Corporate Existence and Power	14
3.2	Authorization	14
3.3	Governmental Authorization	14
3.4	Non-Contravention	15
3.5	Capitalization	15
3.6	Organizational Documents	16
3.7	Corporate Records	16
3.8	Affiliates	16
3.9	Assumed Names	16
3.10	Subsidiaries	17
3.11	Consents	17
3.12	Financial Statements	17
3.13	Books and Records	17
3.14	Absence of Certain Changes	18
3.15	Properties; Title to the Company and its Subsidiaries’ Assets	18
3.16	Litigation	19
3.17	Contracts	19
3.18	Insurance	20
3.19	Licenses and Permits	21
3.20	Compliance with Laws	21
3.21	Intellectual Property	22
3.22	Accounts Receivable; Loans	23
3.23	Pre-payments	23
3.24	Employees	23
3.25	Employment Matters	23
3.26	Withholding	25

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of September 16, 2014, by and among CIS Acquisition Ltd., a British Virgin Islands company (“Buyer”), Elite Ride Limited, a British Virgin Islands company (“Elite”), Delta Advanced Materials Limited (the “Company”), and the shareholders of Elite (the “Elite Shareholders”).

WITNESSETH:

A.	On the Closing Date (as defined herein), Elite shall have 45,500 ordinary shares (the “Elite Shares”) issued and outstanding, all of which will held by the Elite Shareholders. Each Shareholder will be the record and beneficial owner of the number of ordinary shares of Elite as shall be set forth opposite such Shareholder’s name on Schedule I hereto, which shall be completed prior to the Closing Date. Each Shareholder will have agreed to transfer all of his, her or its (hereinafter “its”) Elite Shares in exchange for a number of newly issued shares of Buyer Common Stock as shall be specified in Section 2.2 below.

B.	Elite is a beneficial owner of 100% of the issued and outstanding equity interests of the Company; and

C.	The Company, through its subsidiaries, is primarily engaged in the production of certain chemical products in China (which is referred to hereinafter as the “Business”).

The parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1           “Acquisition Proposal” means any proposal or offer, or indication of interest in making an offer or proposal, from any Person or group at any time relating to (i) an issuance of Equity Interests or securities exchangeable for or convertible into Equity Interests, or a merger or sale of assets in each case that is in violation of Section 6.1 hereof or (ii) an issuance of the capital stock or other equity interests of Elite, or any merger or sale of assets of Elite that in each case would result in the breach or inaccuracy of the representations and warranties of Elite in any material respect as of the Closing Date.

1.2           “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes.

1.3           “Additional Agreements” mean the Escrow Agreement, the Voting Agreement, the Registration Rights Agreement, and the Call Agreement.

1.4           “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, (a) with respect to all periods prior to the Closing, Elite is an Affiliate of the Company and its Subsidiaries, and (ii) with respect to all periods subsequent to the Closing, Buyer is an Affiliate of the Company and its Subsidiaries.

1.5           “Antitrust Laws” is defined in Section 8.4.

1.6           “Arbitrator” is defined in Section 11.1.

1.7           “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.8           “Basket” is defined in Section 10.1.

1.9           “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the Business or its transactions are otherwise reflected, other than stock books and minute books.

1.10         [Intentionally Left Blank].

1.11         [Intentionally Left Blank].

1.12         “Business” is defined in the Recitals.

1.13         “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.14         “Buyer Material Adverse Effect” means a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

1.15         “Buyer” is defined in the Preamble.

1.16         “Buyer Common Stock” means, prior to the date the classes of ordinary shares are consolidated, the Class C ordinary shares, $0.001 par value per share, of Buyer and, after the consolidation of all of the classes of Buyer ordinary shares, the ordinary shares, $0.001 par value per share, of Buyer.

1.17         “Buyer Financials” is defined in Section 5.11.

1.18         “Buyer Indemnitees” is defined in Section 10.1.

1.19         “Buyer SEC Documents” is defined in Section 5.11.

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1.20         “Buyer’s IPO” means the Buyer’s initial public offering.

1.21         “Buyer Organizational Documents” is defined in Section 5.8.

1.22         “Call Agreement” is defined in Section 2.7.

1.23          “Closing” is defined in Section 2.14.

1.24         “Closing Date” is defined in Section 2.9.

1.25         “Closing Payment” is defined in Section 2.4.

1.26         “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

1.27         “Company” is defined in the Preamble.

1.28         “Company Consents” is defined in Section 3.11.

1.29         “Confidentiality, Non-Competition and Non-Solicitation Agreements” is defined in Section 6.5.

1.30         “Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company or any of its Subsidiaries is a party or by which any of its respective assets are bound, including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company or any of its Subsidiaries’ dominion or control

1.31         “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (“Controlled Person”) shall be deemed Controlled by (a) any other Person (“10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.32         [Intentionally Left Blank].

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1.33         [Intentionally Left Blank].

1.34         “Environmental Laws” is defined in Section 3.30.

1.35         “Equity Interests” means all outstanding units, membership interests, shares or other equity securities of Elite.

1.36         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.37         “Escrow Agent” means Loeb & Loeb LLP, or such other Person mutually agreed upon by Elite and the Buyer.

1.38         “Escrow Agreement” means the Escrow Agreement to be entered into by and among Elite, the Buyer and the Escrow Agent relating to the distribution of the Escrow Shares in a form to be mutually agreed upon by the parties thereto prior to Closing.

1.39         “Escrow Shares” is defined in Section 2.3.

1.40         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.41         “Expiration Date” is defined in Section 10.7.

1.42         “FIRPTA Certificate” is defined in Section 9.2(h).

1.43         [Intentionally Left Blank].

1.44         [Intentionally Left Blank].

1.45         “IFRS” means Internationally-recognized Financial Reporting Standards, consistently applied.

1.46         “Hazardous Material” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

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1.47         “Indebtedness” means with respect to any Person, (a) the unpaid principal amount of and accrued interest on all indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale or other title retention agreements relating to property purchased, (d) all obligations for deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all obligations of such Person under leases required in accordance with IFRS to be capitalized on a balance sheet of such Person, and (d) all guarantees of such Person in respect of clauses (a) and (b) above, including guarantees secured by any lien on or security interest in property of such Person. Notwithstanding the foregoing, “Indebtedness” shall not include (i) any letters of credit to the extent not drawn upon, (ii) any bank guarantees, (iii) non-cancellable purchase commitments, (iv) surety bonds and performance bonds, and (v) any intercompany Indebtedness between or among such Person and its direct and indirect Subsidiaries.

1.48         “Indemnified Party” is defined in Section 10.5.

1.49         “Indemnifying Parties” is defined in Section 10.5.

1.50          “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, corporate names, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, any of its Subsidiaries, or any of their Affiliates, or used or held for use in the Business, whether registered or unregistered or domestic or foreign, but excluding licenses for generally available, off-the-shelf software that is licensed pursuant to commercial terms and conditions, including shrink-wrap licenses.

1.51         [Intentionally Left Blank].

1.52         “IRS” means the Internal Revenue Service.

1.53         [Intentionally Left Blank].

1.54         “Labor Agreements” is defined in Section 3.24(a).

1.55         “Law” means any domestic or foreign, Federal, state, municipality or local law, statute, ordinance, code, rule, or regulation or common law.

1.56         “Leases” means the leases with respect to the Real Property leased by the Company or any of its Subsidiaries as set forth on Schedule 3.28 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.57         “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale of such asset or voting agreement or proxy with respect to such asset, and any agreement to grant any of the foregoing (other than restrictions on transfer imposed by the Securities Act (or any other applicable securities Laws)).

1.58         “Loss(es)” is defined in Section 10.1.

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1.59         “Material Adverse Effect” means (i) (a) a material adverse effect on the assets, liabilities, financial condition or results of operations of the Business, individually or as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis, provided, however that any occurrence, state of facts, change, event, effect or circumstance resulting from any of the following shall be not be deemed in themselves, either alone or in combination, to constitute, a Material Adverse Effect; (ii) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof, except to the extent that the effect of such change or condition disproportionately affects the Company and its Subsidiaries, taken as a whole, compared to similar businesses in the United States generally; (iii) any change affecting the United States economy generally or the economy of any region in which such entity conducts business that is material to the business of such entity, including changes in the credit, debt or financial or capital markets (including changes in interest or exchange rates), except to the extent that the effect of such change or condition disproportionately affects the Company and its Subsidiaries, taken as a whole, compared to similar businesses in the United States generally; (iv) changes in IFRS or other accounting requirements or principles or any changes in applicable Laws or the interpretation or enforcement thereof, including by the Financial Accounting Standards Board; (v) compliance with the terms of, or taking any action permitted by, this Agreement or with the consent of Buyer; or (vi) actions required to be taken under applicable Laws or Contracts.

1.60         “Material Contract” is defined in Section 3.17.

1.61         [Intentionally Left Blank].

1.62         [Intentionally Left Blank].

1.63         [Intentionally Left Blank].

1.64         “Minimum Trust Amount” is defined in Section 5.9.

1.65         “Money Laundering Laws” is defined in Section 3.33.

1.66         “OFAC” is defined in Section 3.34.

1.67         [Intentionally Left Blank].

1.68         [Intentionally Left Blank].

1.69         [Intentionally Left Blank].

1.70         “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.71         “Outside Closing Date” is defined in Section 12.1.

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1.72         [Intentionally Left Blank].

1.73         “PCAOB” means the Public Company Accounting Oversight Board.

1.74         “Permits” is defined in Section 3.18.

1.75         “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Buyer; (ii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business that are not material to the Business, operations and financial condition of the Company or any of its Subsidiaries so encumbered and that are not resulting from a breach, default or violation by the Company or any of its Subsidiaries of any Contract or Law; and (iii) zoning, entitlement and other land use and environmental regulations by any Authority, provided that such regulations have not been violated.

1.76         “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.77         “Plan” is defined in Section 3.26(a).

1.78         “Pre-Closing Period” means any period that ends on or before the Closing Date, or with respect to a period that includes but does not end on the Closing Date, the portion of such period through and including the day of the Closing.

1.79         “Prospectus” is defined in Section 13.14.

1.80         “Purchase Price” is defined in Section 2.2.

1.81         “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.82         “Registration Rights Agreement” is defined in Section 8.9.

1.83         “Restrictive Covenants” is defined in Section 8.3.

1.84         [Intentionally Left Blank].

1.85         [Intentionally Left Blank].

1.86         “Sarbanes-Oxley Act” is defined in Section 5.11.

1.87         “Form 6K” is defined in Section 8.8(c).

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1.88         “SEC” means the Securities and Exchange Commission.

1.89         “Securities Act” means the Securities Act of 1933, as amended.

1.90         “Stock Certificate” is defined in Section 2.4.

1.91         “Subsidiary” means, with respect to any holder of equity securities, any entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by such holder.

1.92         “Tangible Assets” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, vehicles automobile[s], trucks, forklifts and other vehicles owned/leased by the Company, or any of its Subsidiaries and other tangible property, including the items listed on Schedule 3.15;

1.93         “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, stamp, severance, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto; provided, however, that the term “Taxes” shall not include utility (e.g. water or sewer) charges or fees.

1.94         “Taxing Authority” means the IRS and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.95         “Tax Benefit” shall mean, with respect to any taxable year or period, the excess of (a) the hypothetical aggregate Tax liability that would have been reported on the applicable Tax Return of the Company and its Affiliates for such taxable year or period, determined as if the Loss subject to indemnification had not been incurred, over (b) the actual aggregate Tax liability of the Company and its Affiliates reported on the applicable Tax Return for such taxable year or period.

1.96         “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

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1.97         [Intentionally Left Blank].

1.98         “Third-Party Claim” is defined in Section 10.4.

1.99         “Trust Account” is defined in Section 5.9.

1.100       “Trust Agreement” is defined in Section 5.9.

1.101       “Trust Fund” is defined in Section 5.9.

1.102       “Trustee” is defined in Section 5.9.

1.103       “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

ARTICLE II
PURCHASE AND SALE

2.1           Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall purchase from the Elite Shareholders and the Elite Shareholders shall sell, convey, transfer, assign and deliver to Buyer the Equity Interests, free and clear of all Liens.

2.2           Purchase Price. The purchase price (the “Purchase Price”) for the Equity Interests shall be 6,060,000 shares of the Buyer Common Stock in exchange for all outstanding securities of Elite. The number of shares of Buyer Common Stock to be received by each Elite Shareholder shall be listed opposite each such Shareholder’s name on Schedule I. The aggregate number of shares of Buyer Stock that will be reflected on Schedule I is referred to herein as the “Shares”.

2.3.          Concurrent Stock Issuance. Concurrently with the Closing, Buyer will issue 500,000 shares of Buyer Common Stock to Kyle Shostak and CIS Acquisition Holding Co. Ltd. (which is owned collectively by Taras Vazhnov and Anatoly Danilitskiy) (collectively, the “CIS Sponsor”) proportionally in accordance with their respective share ownership in CIS.

2.4.          Payment of the Purchase Price. The Closing Payment shall be payable by Buyer at the Closing in the form of stock certificates representing Buyer Common Stock. The Stock Certificates representing 4,560,000 shares of the Purchase Price (the “Closing Payment”) shall be delivered by the Buyer to the Elite Shareholders and the remaining 1,500,000 shares (the “Escrow Shares”) of the Purchase Price shall be delivered in the form of stock certificates by the Buyer to escrow pursuant to the Escrow Agreement. All stock certificates representing the Purchase Price are referred to herein as “Stock Certificates”. Subject to the terms of the Escrow Agreement, the Escrow Shares shall be released from escrow if the Company’s Adjusted Net Income (as defined) meets certain targets set forth on Exhibit A hereto as of and for each of the one year periods ending June 30, 2015, June 30, 2016 and June 30, 2017 (“Financial Targets”).

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The Stock Certificates shall bear the legend set forth below together with any other legends that may be required by any securities laws at the time of the issuance of the Stock Certificates:

“The sECURITIes represented by this certificate HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE LAW, OR (2) AN OPINION OF COUNSEL (REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED. The sECURITIes represented by this certificate are subject to certain OBLIGATIONS, RESTRICTIONS, and voting agreements AS SET FORTH IN A CERTAIN VOTING AGREEMENT, as amended from time to time, BY AND AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY”

2.5           Use of Cash Proceeds from Warrant Exercise. Upon exercise of the Buyer’s outstanding public warrants and warrants issued to the CIS Sponsor, the Buyer shall distribute the proceeds of any such exercise to the Elite Shareholders as shall be specified on Schedule I attached hereto.

2.6.          Additional Shares. If the 10 trading day volume weighted average price of the Buyer Common Stock (the “VWAP”) is lower than $5.00 per share on the principal stock exchange on which such stock is traded on the earlier to occur of (i) the 395th day after the Closing Date and (ii) the 30th day after the SEC declares a registration statement filed by the Buyer effective during the first 12 months after the Closing Date,  then the Buyer will issue the CIS Sponsor, proportionally in accordance with their respective share ownership in CIS, an additional number of shares of Buyer Common Stock equal to  (i) (a) $5.00 minus the VWAP, divided by the VWAP, multiplied by (ii) the lesser of (a) 1,500,000 and (b) the total number of shares of Buyer Common Stock owned by CIS Sponsor on such date. For avoidance of any ambiguity, total number of Buyer Common Stock will be reduced by the number of shares CIS Sponsor sells during 13 months post Closing.

2.7.         Call Option. The Buyer and the CIS Sponsor shall enter into a Call Agreement (the “Call Agreement”) mutually acceptable to the Buyer, Elite and the CIS Sponsor pursuant to which the Buyer shall be permitted, between the 365th and 395th after the Closing Date, to require the CIS Sponsor to sell to it, at a price of $5.00 per share, up to 1,500,000 shares of Buyer Common Stock. The Call Agreement shall contain a provision prohibiting the CIS Sponsor from short selling or manipulating the Buyer’s securities.

2.8           Amendment of CIS Placement Warrants. In connection with the Closing, the CIS Sponsor shall agree to amend the 4,500,000 warrants owned by the CIS Sponsor (“Placement Warrants”) by (i) providing that such Placement Warrants may be redeemed at a price of $17.50 per share, and (ii) providing that such Sponsor Warrants may not be exercised on a cashless basis.

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2.9           Closing. Unless this Agreement shall have been terminated pursuant to Article XII, subject to the satisfaction or waiver of the conditions set forth in Article IX, the closing (the “Closing”) of the purchase and sale of the Equity Interests shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, on the Business Day after the satisfaction or waiver of all of the conditions set forth in Article IX at 10:00 a.m. local time, or at such other date, time or place as Buyer and Elite may agree, but in no event later than September 21, 2014 (the date and time at which the Closing is actually held being the “Closing Date”). At the Closing, Elite shall deliver to Buyer certificates representing the Equity Interests, duly endorsed in blank by Elite, or accompanied by stock powers duly executed in blank by Elite, with all necessary transfer Tax and other revenue stamps, acquired at Elite’s expense, affixed.

2.10         Board of Directors, Officers, and D&O Insurance.

(a)           Immediately after the Closing, the Buyer’s board of directors will consist of five (5) directors, composed of four (4) nominees designated by Elite, of which at least two (2) designees shall qualify as an independent director under the Exchange Act, and the rules of the Nasdaq Stock Market, if applicable, and one (1) nominee designated by Buyer, who shall qualify as an independent director under the Exchange Act, and the rules of the Nasdaq Stock Market, if applicable. The parties to this Agreement shall enter into a mutually agreed upon voting agreement relating to nominees to the Buyer’s board of directors for a period of 13 months following the Closing (the “Voting Agreement”).

Promptly following the Closing, the Buyer will use commercially reasonable efforts to purchase a directors’ and officers’ liability insurance policy for a minimum coverage amount of $5.0 million for the directors’ and officers’ of Buyer, which will cover the directors and officers for a period of at least three (3) years after the Closing. The policy will be paid for with funds made available in connection with the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ELITE AND THE COMPANY

Except as set forth in the corresponding section of the disclosure schedules to be delivered to the Buyer prior to the Closing Date (the “Company Disclosure Schedules”) (with the disclosures in any section or subsection of the disclosure schedules qualifying the other sections and subsections in this ARTICLE III only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections), the Company and Elite, jointly and severally, hereby represents and warrants to Buyer that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date:

3.1           Corporate Existence and Power. Each of Elite and the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of Elite and the Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets, and to carry on the Business as presently conducted. Each of Elite and the Company is not qualified to do business as a foreign entity in any jurisdiction, except as set forth on Schedule 3.1(a), and there is no other jurisdiction in which the character of the property owned or leased by the Company or the nature of its activities make qualification of each of Elite and the Company in any such jurisdiction necessary, except where the failure to do so would not have a Material Adverse Effect. Each of Elite and the Company’s principal executive offices are located at the address set forth on Schedule 3.1(a). Except as otherwise provided for in this Agreement, neither Elite nor the Company has taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

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3.2           Authorization. The execution, delivery and performance by Elite and the Company of this Agreement and the Additional Agreements and the consummation by Elite and the Company of the transactions contemplated hereby and thereby are within the powers of Elite and the Company and have been duly authorized by all necessary action on the part of Elite and the Company, including the approval of any security holders, if applicable. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of Elite and the Company enforceable against Elite and the Company in accordance with their respective terms.

(b)           Elite and the Company each have full legal capacity, power and authority to execute and deliver this Agreement and the Additional Agreements to which it is named as a party, to perform such obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Additional Agreements to which each of Elite and the Company is named as a party, will be at Closing, duly executed and delivered by Elite and this Agreement constitutes, and such Additional Agreements are, or upon their execution and delivery at Closing will be, valid and legally binding agreements of Elite and the Company, enforceable against it in accordance with their respective terms.

3.3           Governmental Authorization. No consent, approval or authorization of, or declaration or filing with, or notice to, any Authority is required to be made by either Elite or the Company in connection with the execution and delivery of this Agreement by Elite and the Company or the consummation by Elite and the Company of any of the transactions contemplated hereby, except for (a) those consents, approvals, authorizations, declarations, filings or notices set forth in Schedule 3.3, (b) notices and filings under applicable federal and state securities laws, and (c) such other consents, approvals, authorizations, declarations, filings or notices which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

3.4           Non-Contravention. Provided those consents, approvals, authorizations, declarations filings or notices set forth on Schedule 3.3 or otherwise described in Section 3.3 are obtained or made, as applicable, the execution, delivery and performance by Elite and the Company of this Agreement and any Additional Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby will not (a) contravene or conflict with the organizational documents of Elite and the Company, or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Elite and the Company or any of its Subsidiaries, or any of the Equity Interests, (c) except for the Material Contracts listed on Schedule 3.171, require Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Elite and the Company, or any of its Subsidiaries or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which Elite and the Company, or any of its Subsidiaries is entitled under any provision of any material Permit, Material Contract or other instrument or obligations binding upon Elite and the Company, or any of its Subsidiaries or by which any of the Equity Interests or any of Elite and the Company assets is or may be bound or any material Permit, or (d) result in the creation or imposition of any Lien on any of the Equity Interests or Elite and the Company’s assets, including the assets of any of its Subsidiaries, other than Permitted Liens on the Company’s assets.

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3.5           Capitalization.

(a)          The Company has an authorized capitalization as set forth on Schedule 3.5. All the Equity Interests have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding capital stock of the Company shall be owned of record and beneficially by BVI Shareholders as shall be set forth on Schedule I hereto, which shall be completed prior to the Closing Date. Upon the Closing, Buyer shall receive good, valid and marketable title to all Equity Interests, free and clear of all Liens. The only Equity Interests that will be outstanding immediately after the Closing will be the Equity Interests owned by Buyer. No other class of capital stock of the Company is authorized or outstanding. Except as set forth on Schedule 3.5(a), there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of the Company, or (b) agreements by Elite and the Company with respect to any of the Equity Interests, including any voting trust, other voting agreement or proxy with respect thereto.

(b)          The capitalization of each Subsidiary of Elite and the Company is listed on Schedule 3.5(b). Except as set forth on Schedule 3.5(b) with respect to each Subsidiary, there are no: (a) outstanding shares of capital stock, (b) subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of such Subsidiary, or (c) agreements by Elite and the Company with respect to any of the shares of such Subsidiary, including any voting trust, other voting agreement or proxy with respect thereto.

3.6           Organizational Documents. Copies of the articles of association or comparable document of formation of Elite, the Company and each of its Subsidiaries, as certified by the secretary or other appropriate officer of BVI or the Company, have heretofore been made available to Buyer, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither Elite, the Company nor any of its Subsidiaries has taken any action in violation or derogation of its articles of association or comparable document of formation, articles of association or comparable company organizational document.

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3.7           Corporate Records. The minute books of Elite and the Company, which have been provided to the Buyer for review on or prior to the date of this Agreement, contain true, correct and complete minutes and records of all meetings, proceedings and other actions of the shareholders, Board of Directors and committees of such Board of Directors of Elite and the Company, if any, and, on the Closing Date, will contain true, correct and complete minutes and records of any meetings, proceedings and other actions of the shareholders, Board of Directors and committees of such Board of Directors of Elite and the Company .

3.8           Affiliates. Schedule 3.8 sets forth as of the date hereof, Affiliates of Elite and the Company. Neither Elite nor the Company is Controlled as of the date hereof by any Persons other than those set forth on Schedule 3.8. Schedule 3.8 lists each Contract to which Elite, the Company and/or any of its Subsidiaries, on the one hand, and an Affiliate of Elite and/or the Company (or any officer, director, or manager of such Affiliate of Elite and/or the Company), on the other hand, is a party, but shall exclude Contracts between Elite, the Company and any of its Subsidiaries. Except as set forth on Schedule 3.8, Elite nor any Affiliate of Elite (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property Rights) that the Company or any of its Subsidiaries uses or the use of which is necessary for the conduct of the Business or the ownership or operation of any of the Company or its Subsidiaries’ assets, including without limitation the Real Property, or (ii) has engaged in any transactions with the Company or any of its Subsidiaries.

3.9           Assumed Names. Schedule 3.9 is a complete and correct list of all assumed or “doing business as” names currently or, since June 30, 2014, used by Elite, the Company or any of its Subsidiaries, including names on any Websites. Since June 30, 2014, none of Elite, the Company or any of its Subsidiaries has used any name other than the names listed on Schedule 3.9 to conduct the Business.

3.10         Subsidiaries.

(a)           Except as set forth on Schedule 3.10, Elite and the Company does not currently own or within the past five (5) years has owned directly or indirectly, securities or other ownership interests in any other entity. Except as set forth on Schedule 3.10, as of the date hereof and as of the Closing Date, each of Elite and the Company has good, valid and marketable title to (other than restrictions on transfer imposed by applicable securities Laws), directly or indirectly, all of the capital stock and other equity interests of its Subsidiaries, free and clear of all Liens.

(b)           Each Subsidiary of the Company is a company duly organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation set forth by its name on Schedule 3.10. Each Subsidiary has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets, and to carry on the Business as presently conducted. No Subsidiary is qualified to do business as a foreign entity in any jurisdiction, except as set forth by its name on Schedule 3.10, and there is no other jurisdiction in which the character of the property owned or leased by any Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary, except where the failure to do so would not have a Material Adverse Effect. Each Subsidiary has offices located only at the addresses set forth by its name on Schedule 3.10. No Subsidiary has taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

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3.11         Consents. The Material Contracts (as defined below) are the only Material Contracts binding upon Elite, the Company and any of its Subsidiaries or by which any of the Equity Interests or any of Elite, the Company or its Subsidiaries’ assets are bound or subject to a Lien, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

3.12         Financial Statements. Attached hereto as Schedule 3.12 are the statutory annual financial statements of Elite for the fiscal years ended June 30, 2012, 2013 and 2014 (the “Financial Statements”). The Financial Statements have been prepared in all material respects in accordance with the United States generally accepted accounting principles (“GAAP”), consistently applied, and present fairly in all material respects the financial position and results of operations of the Company as of the time and for the period referred to therein.

3.13         Books and Records.

(a)           The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by Elite, the Company and its Subsidiaries.

(b)           Elite, the Company and its Subsidiaries have heretofore made all Books and Records available to Buyer for its inspection and have heretofore delivered to Buyer complete and accurate copies of all documents referred to in the Schedules to this Agreement or that Buyer otherwise has requested. All Contracts, documents, and other papers or copies thereof delivered to Buyer by or on behalf of the Company and its Subsidiaries are accurate, complete, and authentic.

(c)           All accounts, books and ledgers of Elite, the Company and its Subsidiaries have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on Schedule 3.13(c), none of Elite, the Company or any of its Subsidiaries has any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company or any of its Subsidiaries and which is not located at the offices of the Company or any of its Subsidiaries.

3.14         Absence of Certain Changes. Elite, the Company, and its Subsidiaries have conducted the Business in the ordinary course consistent with past practices, and as of June 30, 2014 there has not been:

(a)           any Material Adverse Effect;

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(b)           any transaction, Contract or other instrument entered into, or commitment made, by Elite, the Company or any of its Subsidiaries relating to the Business or any of Elite, the Company and its Subsidiaries’ assets (including without limitation the acquisition or disposition of Real Property) or any relinquishment by Elite, the Company or any of its Subsidiaries of any contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

(c)           any increase in bonus, salary or other compensation paid or agreed to be paid to any employee except (i) for annual increases in the ordinary course of business or (ii) in accordance with Schedule 3.25(a) hereto;

(d)           any creation or other incurrence of any Lien other than Permitted Liens on any Equity Interests or any of the Company or its Subsidiaries’ assets, including without limitation the Real Property; or

(e)           the redemption of, declaration or payment of any dividend or other distribution with respect to the equity interests of the Company or any of its Subsidiaries.

3.15         Properties; Title to the Company and its Subsidiaries’ Assets.

(a)           The Tangible Assets have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses. Schedule 3.15 sets forth a complete list, setting forth a description and location, of the Tangible Assets having a value in excess of $500,000 as of a date within five days of the date of this Agreement. Except as set forth on Schedule 3.15, all of the Tangible Assets are located at the offices of Elite, the Company and its Subsidiaries.

(b)           Each of Elite, the Company and its Subsidiaries has good, valid and marketable title in and to, or, in the case of the Lease and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use each of its respective assets, free and clear of all Liens other than Permitted Liens. Except as set forth in Schedule 3.15, Elite, the Company and its Subsidiaries’ assets constitute all of the assets of any kind or description whatsoever, including goodwill, that are used or useful in the operation of the Business.

3.16         Litigation. Except as set forth on Schedule 3.16, there is no Action (or any basis therefore) pending against, or to the knowledge of Elite and the Company, threatened against or affecting, Elite, the Company or any of its Subsidiaries, any of their officers or directors (in their capacity as such), Elite (in its capacity as such), the Business, or any Equity Interests or any of Elite, the Company or its Subsidiaries’ assets, including without limitation the Real Property, or any Contract before any court, Authority or official that might result, either individually or in the aggregate, in a Material Adverse Effect, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, other than, in each case, Actions in the ordinary course of Business involving (i) claims or other benefits under, or in connection with the Company’s business, (ii) subrogation recoveries, or (iii) collection of premiums. There are no outstanding judgments against Elite, the Company or any of its Subsidiaries or Elite. Except as otherwise set forth on Schedule 3.16, none of Elite, the Company or any of its Subsidiaries is now, nor has it been since June 30, 2014, subject to any proceeding with any Authority.

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3.17         Contracts.

(a)           Each Material Contract is a valid and binding agreement, and is in full force and effect, and neither Elite, the Company nor any of its Subsidiaries that is party thereto nor, to the knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. None of Elite, the Company or any of its Subsidiaries has assigned, delegated, or otherwise transferred any of their rights or obligations with respect to any Material Contracts, or, except as set forth in Schedule 3.33, granted any power of attorney with respect thereto or to any of Elite, the Company or its Subsidiaries’ assets, including without limitation the Real Property. Except as set forth on Schedule 3.17, no Material Contract (i) requires Elite, the Company or any of its Subsidiaries to post a bond or deliver any other form of security or payment to secure its obligations thereunder (other than bonds or other forms of security required in connection with Actions involving claims or other benefits under, or in connection with Elite or the Company’s business, actions for subrogation recoveries and actions involving collection of premiums) or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Buyer or any of its Affiliates. The Buyer has been supplied with, or has been given access to (i) a true and correct copy of all written Contracts and (ii) written summaries of each oral Contract, in each case that is referred to on Schedule 3.17 (the “Material Contracts”).

(b)           Except for Contracts entered into by Elite, the Company or any Subsidiary after the date hereof and in accordance with Section 6.1, Schedule 3.17 lists the following Contracts of the Company and its Subsidiaries, oral or written, separately referencing the applicable subsection below:

(i)          all client Contracts which have generated revenues to Elite, the Company and its Subsidiaries or are expected to generate revenues to the Company and its Subsidiaries in excess of $2,000,000 in any of the current or next two (2) fiscal years or any of the two (2) preceding fiscal years of the Company;

(ii)         any other Contract pursuant to which Elite, the Company or any of its Subsidiaries is required to pay, has paid or is entitled to receive or has received an amount in excess of $1,000,000 during the current fiscal year or any one of the two preceding fiscal years;

(iii)        all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts;

(iv)        all material sales, purchasing, agency, factoring, commission and distribution Contracts to which Elite, the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries is required to pay, has paid or is entitled to receive or has received an amount in excess of $1,000,000 during the current fiscal year or any one of the two preceding fiscal years, with the exception of shrinkwrap or clickthrough standard terms of service agreements, and any clickthrough or “shrink wrap” agreements and non-exclusive licenses relating to off-the-shelf, commercially available software;

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(v)         all ongoing agreements for purchases or receipt by Elite, the Company or any of its Subsidiaries of media, supplies, equipment, goods or services (other than under Section 3.17(b)(ii) or (iii)), pursuant to which the Company or any of its Subsidiaries is required to pay, has paid or is entitled to receive or has received an amount in excess of $1,000,000 during the current fiscal year or any one of the two preceding fiscal years;

(vi)        all joint venture, strategic alliance, limited liability company and partnership agreements to which Elite, the Company or any of its Subsidiaries is a party;

(vii)       all significant documents relating to any acquisitions or dispositions of assets for an amount in excess of $1,000,000, including without limitation the Real Property, by Elite, the Company or any of its Subsidiaries

(viii)      all material licensing agreements, including agreements licensing Intellectual Property Rights, pursuant to which Elite, the Company or any of its Subsidiaries is required to pay, has paid or is entitled to receive or has received an amount in excess of $100,000 during the current fiscal year or any one of the two preceding fiscal years;

(ix)         all secrecy, confidentiality and nondisclosure agreements restricting the conduct of Elite, the Company or any of its Subsidiaries;

(x)          all contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of Elite, the Company or any of its Subsidiaries;

(xi)         all guarantees, indemnification arrangements and other hold harmless arrangements made or provided by Elite, the Company or any of its Subsidiaries, including all ongoing agreements for indemnification or similar obligations, other than indemnification or subrogation provisions contained in insurance contracts and policies, surety bonds and performance bonds and reinsurance and retrocession agreements entered into in the ordinary course of Business;

(xii)        all contracts or agreements with or pertaining to Elite, the Company or any of its Subsidiaries to which Elite or any Affiliate of Elite is a party;

(xiii)       all agreements relating to Tangible Assets listed on Schedule 3.15; and

(xiv)      all agreements relating to outstanding Indebtedness in excess of $1,000,000; and

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(xv)       all agreements between the Company or any of its Subsidiaries and (A) Elite or (B) any Affiliate of Elite.

(c)           Each of Elite, the Company and its Subsidiaries is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

3.18         Licenses and Permits. Except as set forth in Schedule 3.18, Elite, the Company and its Subsidiaries have all franchises, permits, orders or approvals from Authorities that are necessary to operate its Business as now conducted (the “Permits”). Except as set forth in Schedule 3.18, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consents and the approvals and filings set forth in Schedule 3.3 have been obtained, made or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

3.19         Compliance with Laws. Except as set forth on Schedule 3.19(a), since June 30, 2014, (i) each of Elite, the Company and its Subsidiaries has been in compliance in all material respects with all applicable Laws, (ii) none of Elite, the Company nor its Subsidiaries has received any written notice alleging any material violations of Laws, and (iii) to the knowledge of Elite or the Company, neither Elite, the Company nor its Subsidiaries is under investigation with respect to or has been threatened in writing to be charged with or given written notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor, to the knowledge of the Company, is there any basis for any such charge, and (iv) neither Elite, the Company nor any of its Subsidiaries has received any subpoenas by any Authority other than those received in Actions in the ordinary course of Business involving (i) claims or other benefits under, or in connection with, the Company’s business, (ii) subrogation recoveries and (iii) collection of premiums.

3.20         Intellectual Property.

(a)           Schedule 3.20 sets forth a true, correct and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b)           Within the past two (2) years (or prior thereto if the same is still pending or subject to appeal or reinstatement) neither Elite, the Company nor any of its Subsidiaries has been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company or any of its Subsidiaries, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of Elite, the Company or any of its Subsidiaries.

(c)           To the Company’s knowledge, the current use by Elite, the Company, its Subsidiaries and their Affiliates, of the Intellectual Property Rights does not infringe the rights of any other Person. Any Intellectual Property used by Elite, the Company or any of its Subsidiaries in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by Elite, the Company or any of its Subsidiaries and no client, customer or other third-party has any claim of ownership on the Intellectual Property.

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(d)           Except as disclosed on Schedule 3.20(d), all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of Elite, the Company or any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which Elite, the Company or its Subsidiaries is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Elite, the Company or its Subsidiaries (or such predecessor in interest, as applicable) all right, title and interest in such material.

3.21         Accounts Receivable; Loans.

(a)           All accounts, receivables and notes of Elite, the Company and its Subsidiaries, whether reflected on Schedule 3.21 or otherwise, represent valid obligations arising from services actually performed or goods actually sold by Elite, the Company and its Subsidiaries in the ordinary course of business. To the knowledge of the Company, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note. Except as set forth on Schedule 3.21, to the knowledge of Elite, the Company, all accounts, receivables or notes are good and collectible in the ordinary course of business. The information set forth on Schedule 3.21 separately identifies any and all accounts, receivables or notes of the Company and its Subsidiaries which are owed by any Affiliate of the Company or any of its Subsidiaries.

(b)           Except as reflected on Schedule 3.21, none of the Company or any of its Subsidiaries is indebted to any of its Affiliates and no Affiliates are indebted to the Company or any of its Subsidiaries.

3.22         Pre-payments. Except as set forth on Schedule 3.22, none of the Company or any of its Subsidiaries has received any payments with respect to any services to be rendered or goods to be provided after the date hereof.

3.23         Employees.

(a)           Schedule 3.23(a) sets forth a true, correct and complete list of the names, titles and office locations of all employees of Elite, the Company and its Subsidiaries. Elite and the Company has delivered to the Buyer a true, correct and complete list of the names, titles, annual salaries or wage rates and other compensation, vacation and fringe benefits, claims under benefit plans, resident alien status (if applicable), and office location of all employees of Elite, the Company and its Subsidiaries and indicating part-time and full-time employment. Neither Elite, the Company nor any of its Subsidiaries has promised any employee, consultant or agent of ELITE, the Company and its Subsidiaries that he or she will continue to be employed by or render services to the Company or any of its Subsidiaries or receive any particular benefits from Elite, the Company or any of its Subsidiaries or Buyer any of its Affiliates on or after the Closing.

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(b)           Except as set forth on Schedule 3.23(b), neither Elite, the Company nor any of its Subsidiaries is a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of Elite, the Company or any of its Subsidiaries, non-competition agreement restricting the activities of Elite, the Company or any of their Subsidiaries, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of Elite, the Company or any of its Subsidiaries.

3.24         Employment Matters.

(a)           Schedule 3.24(a) sets forth a true and complete list of every written, and a summary of every unwritten, employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company and any of its Subsidiaries now in effect or under which Elite, the Company or any of its Subsidiaries has or might have any obligation, or any understanding between the Company or any of its Subsidiaries and any employee concerning the terms of such employee’s employment that does not apply to the Company’s or its Subsidiaries’ employees generally (collectively, “Labor Agreements”). The Company, and each of its Subsidiaries have previously delivered to Buyer true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company or any of its Subsidiaries, and complete and correct information concerning Elite, the Company and its Subsidiaries’ employees, including with respect to the (i) name, (ii) position; (iii) compensation; (iv) vacation and other fringe benefits; (v) claims under any benefit plan; and (vii) resident alien status (if applicable). Schedule 3.24(a) sets forth a true and complete list of the names, addresses and titles of the directors, officers and managers of each of the Company and its Subsidiaries.

(b)           Except as disclosed on Schedule 3.24(b):

(i)          all employees of Elite, the Company and its Subsidiaries are employees at will, and the employment of each employee by the Company or any of its Subsidiaries may be terminated immediately by the Company or its Subsidiaries, as applicable, without any cost or liability except severance in accordance with the Company and its Subsidiaries’ standard severance practice as disclosed on Schedule 3.24(b);

(ii)         to the knowledge of Elite and the Company, no employee of Elite, the Company or any of its Subsidiaries has any plan to terminate his or her employment now or in the near future, whether as a result of the transactions contemplated hereby or otherwise;

(iii)        to the knowledge of Elite and the Company, no employee of Elite, the Company or any of its Subsidiaries, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

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(iv)        neither Elite, the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, nor has there been: (i) any labor union organizing or attempting to organize any employee of the Company or any of its Subsidiaries into one or more collective bargaining units; and (ii) any labor dispute, strike, work slowdown, work stoppage or lock out or other collective labor action by or with respect to any employees of Elite, the Company or any of its Subsidiaries pending or, to the Company’s knowledge, threatened against the Company or any its Subsidiaries.

(c)           Each of Elite, the Company and its Subsidiaries has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. Except as disclosed on Schedule 3.24(c), no present or former employee, officer, director or manager of Elite, the Company or any of its Subsidiaries has, or will have at the Closing Date, any claim against the Company or any of its Subsidiaries for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company or any of its Subsidiaries to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, or otherwise, have been paid or adequate accruals therefor have been made.

3.25         Withholding.  All accrued obligations of Elite, the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, for payments by Elite, the Company or any of its Subsidiaries to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the balance sheet. All reasonably anticipated obligations of Elite, the Company and its Subsidiaries with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company and its Subsidiaries prior to the Closing Date.

3.26         Employee Benefits and Compensation.

(a)           Schedule 3.26(a) sets forth a true and complete list of all bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by Elite, the Company or any of its Subsidiaries on the date hereof (each a “Plan” and collectively, the “Plans”). Each Plan is and has been maintained in substantial compliance with all applicable laws, including but not limited to ERISA, and has been administered and operated in all material respects in accordance with its terms.

(b)           Except as set forth on Schedule 3.26(b), no individual will accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transaction contemplated by this Agreement. Except as set forth on Schedule 3.26(b), no material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the knowledge of Elite and the Company, threatened, by or against any Plan, Elite, the Company or any of its Subsidiaries with respect to any Plan (other than for benefits payable in the ordinary course).

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(c)           Except as set forth on Schedule 3.26(c), there is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

(d)           Neither Elite, the Company nor any of its Subsidiaries has made any commitment to create or cause to exist any employee benefit plan which is not listed on Schedule 3.26, or to modify, change or terminate any Plan (other than as may be necessary for compliance with applicable law).

3.27         Real Property.

(a)           Elite, the Company and each of its Subsidiaries have good and valid (and, in the case of owned Real Property, good and marketable fee simple, or comparable right) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected on Schedule 3.27(a). All such properties and assets (including leasehold interests) are free and clear of Liens except for the following (collectively referred to as “Permitted Liens”):

(i)          those items set forth on Schedule 3.27(a);

(ii)         liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Company’s most recent balance sheet;

(iii)        mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company and each of its Subsidiaries;

(iv)        easements, covenants, conditions, restrictions, rights of way, zoning ordinances, building codes, and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of the Company and each of its Subsidiaries;

(v)         matters that would be disclosed on an accurate survey of the Real Property that do not materially impair the use or occupancy of such Real Property in the operation of the Business as currently conducted thereon; or

(vi)        other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company and each of its Subsidiaries.

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(b)          Schedule 3.27(b) lists: (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by Elite, the Company or any of its Subsidiaries, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property.

(c)          With respect to owned Real Property, Elite, the Company and each of its Subsidiaries has delivered or made available to Buyer true, complete and correct copies of the deeds and other comparable instruments (as duly recorded in the appropriate cadastral offices and land registries) by which the Company and each of its Subsidiaries acquired such Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Company and each of its Subsidiaries, relating to the Real Property.

3.28         Accounts. Schedule 3.28 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of Elite, the Company and any of its Subsidiaries, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

3.29         Tax Matters. Except as set forth on Schedule 3.29:

(a)           (i) Elite, the Company and each of its Subsidiaries has duly and timely filed all Tax Returns which are required to be filed by or with respect to it in accordance with applicable Law, and has paid all Taxes owed by it (whether or not shown as due and payable on any Tax Return) or has taken an adequate reserve for any Taxes not yet due and payable; (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) there is no Action pending or, to the knowledge of the Company threatened, with respect to Taxes of the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries is the beneficiary of any waiver or extension of any statute of limitations in respect of the assessment or collection of any Taxes, which waiver or extension is in effect; (v) the Company and each of its Subsidiaries has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and have duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company or any of its Subsidiaries; ( (viii) there is no Lien for Taxes upon any of the assets of the Company or any of its Subsidiaries, other than Permitted Liens; (ix) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority with respect to the Company or any of its Subsidiaries; (x) to the knowledge of the Company, no claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries has not paid any Tax or filed Tax Returns, asserting that the Company or any of its Subsidiaries is or may be subject to Tax in such jurisdiction; (xi) the Company and any of its Subsidiaries has provided to Buyer true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2011; (xii) there is no outstanding power of attorney from the Company or any of its Subsidiaries authorizing anyone to act on behalf of the Company or any of its Subsidiaries in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company or any of its Subsidiaries; (xiii) none of the Company or any of its Subsidiaries is, or has ever been, a party to any Tax sharing or Tax allocation Contract; (xiv) neither the Company nor any of its Subsidiaries is, or has ever been, included in any consolidated, combined or unitary Tax Return; (xv) none of the Company or any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not been filed.

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3.30         Environmental Laws.  Except as set forth on Schedule 3.30, each of the Company and its Subsidiaries has complied in all material respects with all Laws relating to pollution or the protection of the environment or human health or Hazardous Materials (“Environmental Laws”), and there is not and there has not been at any time any written notice, demand, request for information, complaint, order, investigation, or review pending or, to the knowledge of Elite and the Company, threatened by any Authority with respect to any alleged violation by the Company or any of its Subsidiaries of any Environmental Law. None of the Company or any of its Subsidiaries has been requested by any Authority to pay any sum of money, or otherwise aid or take any action or refrain from taking actions, to abate or remediate any environmental occurrence or condition (including removal of asbestos or any other potentially hazardous substance). Except as set forth on Schedule 3.30 any Real Property owned by the Company or any of its Subsidiaries, or any of their Affiliates, is in compliance in all material respects with all Environmental Laws and no environmental site assessments for any such Real Property have identified any violations of any Environmental Laws in connection therewith.

3.31         Finders’ Fees. Upon successful Closing, the Buyer will issue 337,059 shares of the common stock to Chardan Capital Markets as M&A Advisory Compensation.

Certain Business Practices. Neither Elite, the Company, nor any of its Subsidiaries, nor any director or officer of Elite, the Company or any of its Subsidiaries (in their capacities as such), nor to the knowledge of the Company, any agent or employee of Elite, the Company or any of its Subsidiaries (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent or employee of the Company or any of its Subsidiaries (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company, or any of their Subsidiaries) has, since June 30, 2014, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Elite, the Company, or any of its Subsidiaries or assist Elite, the Company, or any of its Subsidiaries in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on Elite, the Company, or any of their Subsidiaries, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of Elite, the Company, or any of its Subsidiaries that could reasonably be expected to subject Elite, the Company, or any of its Subsidiaries to suit or penalty in any private or governmental litigation or proceeding.

3.33         Money Laundering Laws. The operations of Elite, the Company, and each of its Subsidiaries are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving Elite, the Company, or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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3.34         OFAC. None of Elite, the Company, nor any of their Subsidiaries, or any director or officer of Elite or the Company, or, to the knowledge of the Company, any agent, employee, affiliate or Person acting on behalf of Elite, the Company, or any of its Subsidiaries is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and any of its Subsidiaries has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

3.35         No Other Representations or Warranties. NONE OF ELITE, THE COMPANY OR ITS REPRESENTATIVES HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BVI SHAREHOLDERS

Except as set forth in the corresponding section of the disclosure schedules to be delivered to the Buyer prior to the Closing Date (with the disclosures in any section or subsection of the disclosure schedules qualifying the other sections and subsections in this ARTICLE IV only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections), each of the Elite Shareholders hereby severally (and not jointly) hereby represents and warrants to Buyer that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date:

4.1           Good Title. The Shareholder is the record and beneficial owner, and has good title to its Equity Interests, with the right and authority to sell and deliver such Equity Interests. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of the Buyer as the new owner of such Equity Interests, Buyer will receive good title to such Organic Region Stock, free and clear of all Liens.

4.2           Power and Authority. The Shareholder has the legal power, capacity and authority to execute and deliver this Agreement and each Additional Document to be delivered by it hereunder and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby or thereby. All acts required to be taken by the Shareholder to enter into this Agreement, to deliver any document to which it is a party and to carry out the transactions contemplated hereby have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

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4.3           No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by such Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the Shareholder and (c) will not violate or breach any contractual obligation to which such Shareholder is a party.

4.1           Litigation. There is no pending proceeding against the Shareholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Shareholder, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

4.2           No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the transactions contemplated hereby.

4.3           Investor Status. The Shareholder is either (i) an “accredited investor” as such term is defined under the rules and regulations promulgated under the Securities Act, or (ii) is not a “U.S. Person” as such term is defined in Regulation S promulgated under the Securities Act.

4.4           Purchase Entirely for Own Account. The Buyer Common Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and such Shareholder has no present intention of selling or otherwise distributing the Buyer Common Stock, except in compliance with applicable securities laws.

4.5           Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Buyer and has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Buyer Common Stock.

4.6           Non-Registration. The Shareholder understands that the Buyer Common Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Buyer Common Stock in accordance with Buyer’s formation documents or the laws of its jurisdiction of incorporation.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company and ELITE that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date, except as disclosed in the Buyer SEC Documents:

5.1         Corporate Existence and Power. Buyer is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Buyer has all power and authority, corporate and otherwise required to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Buyer’s chief executive offices are located at the address set forth in the Buyer SEC Documents. Buyer has not taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

5.2         Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the Additional Agreements to which it is a named party and the consummation by Buyer of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and it constitutes, and upon their execution and delivery, each of the Additional Agreements to which it is a named party will constitute, a valid and legally binding agreement of Buyer, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally, and the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought. All corporate action on the part of the Buyer, its directors and stockholders necessary for the (a) authorization execution, delivery and performance of this Agreement and the Additional Documents by the Buyer; and (b) authorization, sale, issuance and delivery of the Buyer Common Stock contemplated hereby and the performance of the Buyer’s obligations under this Agreement and the Additional Documents has been taken.

5.3         Governmental Authorization. Neither the execution, delivery nor performance by Buyer of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority except for any filings required to be made in connection with any registration rights agreement.

5.4         Non-Contravention. Provided that eighty-seven and one-half percent 87.5% or fewer of the Buyer’s public stockholders exercise their redemption rights with respect to such transaction (as specified in the Buyer Organizational Documents), the execution, delivery and performance by Buyer of this Agreement do not and will not (a), contravene or conflict with the organizational or constitutive documents of Buyer, (b) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon Buyer, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Buyer or require any payment or reimbursement or to a loss of any material benefit relating to Buyer’s business to which Buyer is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon Buyer or by which any of the shares of Buyer Common Stock or any of Buyer’s assets is or may be bound or any Permit, or (d) result in the creation or imposition of any Lien on any of the shares of Buyer Common Stock or any of Buyer’s assets.

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5.5         Finders’ Fees. Upon successful Closing, the Buyer will issue 337,059 shares of the Buyer Common Stock to Chardan Capital Markets as M&A Advisory Compensation.

5.6         Issuance of Equity Interests. The Buyer Common Stock constituting the Purchase Price and the Earnout Payment Equity Interests, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7         Capitalization. The authorized capital stock of Buyer consists of 75,000,000 shares of Buyer Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 5,136,000 shares of Buyer Common Stock are issued and outstanding as of the date hereof and no shares of preferred stock are issued and outstanding. No shares of capital stock or other voting securities of Buyer are issued, reserved for issuance or outstanding. All outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of British Virgin Islands law, the Buyer Organizational Documents or any contract to which Buyer is a party or by which Buyer is bound. Except as set forth in the Buyer Organizational Documents, Buyer SEC Documents, there are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or any capital equity of Buyer. There are no outstanding contractual obligations of Buyer to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, Buyer or any other Person. Except as set forth in the Buyer SEC Documents, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Buyer of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Buyer’s capital stock.

5.8         Information Supplied. None of the information supplied or to be supplied by Buyer expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Buyer’s stockholders will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Buyer or that are included in the Buyer SEC Documents). Upon consummation of the transactions contemplated by this Agreement, upon notice thereof to the Trustee and disbursement from the Trust Fund by the Trustee, the Trust Fund will terminate and the Trustee shall thereupon be obligated to release as promptly as practicable to Buyer the monies then held in the Trust Fund, which such funds will be free of any Liens whatsoever, and will be available for use in the businesses of Buyer and the Company. As of the Closing Date, those obligations of Buyer to dissolve or liquidate within a specified time period as contained in its Amended and Restated Memorandum of Association and its Amended and Restated Articles of Association (collectively, the “Buyer Organizational Documents”) will terminate, and effective as of the Closing Date Buyer shall have no obligation whatsoever to dissolve and liquidate the assets of Buyer by reason of the consummation of the transactions contemplated by this Agreement.

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5.9         Trust Fund. As of the date of this Agreement (and immediately prior to the Closing Date), Buyer has (and will have immediately prior to the Closing Date) at least $41,600,000 (the “Minimum Trust Amount”) in the trust fund established by Buyer for the benefit of its public stockholders (the “Trust Fund”) in a trust account at JP Morgan (the “Trust Account”), such monies invested in government securities (as such term is defined in the Investment Company Act of 1940, as amended), and held in trust by American Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of December 18, 2012, between Buyer and Trustee (the “Trust Agreement”).

5.10        Board Approval. The Buyer’s board of directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Buyer, and (iii) determined that the transactions contemplated hereby constitute a “Business Transaction” as such term is defined in the Buyer Organizational Documents. Assuming no more than eighty-seven and one-half percent (87.5%) of the “IPO Equity Interests” as defined in the Buyer’s Amended and Restated Memorandum and Article of Association, can receive their pro-rata portion of the trust account, no other action on the part of Buyer’s stockholders is required to consummate the transactions contemplated hereby and upon consummation thereof, Article 131 of Buyer’s Amended and Restated Articles of Association, as amended, shall no longer be applicable.

5.11        Buyer SEC Documents and Buyer Financial Statements. Buyer has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least twenty (20) days prior to the date of this Agreement: (i) Buyer’s Annual Reports on Form 20-F for each fiscal year of Buyer beginning with the first year Buyer was required to file such a form, (ii) all proxy statements relating to Buyer’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Reports of Foreign Private Issuer on Form 6-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.11) filed by Buyer with the SEC since Buyer’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Buyer SEC Documents”). The Buyer SEC Documents were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Buyer SEC Documents did not at the time they were filed with the SEC (except to the extent that information contained in any Buyer SEC Document has been revised or superseded by a Buyer SEC Document filed at least two (2) days prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.11, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(a)         The financial statements and notes contained or incorporated by reference in the Buyer SEC Documents (“Buyer Financials”) fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Buyer as at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) IFRS and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Buyer has no off-balance sheet arrangements.

(b)         Neither Buyer, nor any manager, director, officer or employee of Buyer, has received any complaint, allegation, assertion or claim, whether or not in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or its internal accounting controls, including any complaint, allegation, assertion or claim that Buyer has engaged in questionable accounting or auditing practices. No attorney representing Buyer, whether or not employed by Buyer, has reported evidence of any violation of consumer protection, insurance or securities Laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to the Board of Directors of Buyer or any committee thereof.

(c)         Except as and to the extent reflected or reserved against in the Buyer Financials or as listed on Schedule 5.11, Buyer has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with IFRS that is not adequately reflected or reserved on or provided for in the Buyer Financials, other than liabilities of the type required to be reflected on a balance sheet in accordance with IFRS that have been incurred since June 30, 2014 in the ordinary course of business and are described on Schedule 5.11(c).

5.12        Absence of Certain Changes. Except as set forth as set forth in Buyer SEC Documents, Buyer has conducted its business in the ordinary course consistent with past practices, and there has not been:

(a)         any transaction, Contract or other instrument entered into, or commitment made, by Buyer other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

(b)         any creation or other incurrence of any Lien on any Buyer Common Stock or any of Buyer’s assets;

(c)         the redemption of, declaration or payment of any dividend or other distribution with respect to, the equity interests of Buyer (except as contemplated under the Buyer’s organizational documents); or

(d)         except as set forth in Schedule 5.12, any loan or other Indebtedness obtained or incurred by Buyer.

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5.13        Tax Matters. Except as set forth in the Buyer SEC Documents, (a) Buyer has duly and timely filed all Tax Returns which are required to be filed by or with respect to it in accordance with applicable Law, and has paid all Taxes owed by it (whether or not shown as due and payable on any Tax Return) or has taken an adequate reserve in accordance with IFRS for any Taxes not yet due and payable; (b) all such Tax Returns are true, correct and complete in all material respects; (c) there is no Action pending or, to the knowledge of Buyer threatened, with respect to Taxes of Buyer; (d) Buyer is not the beneficiary of any waiver or extension of any statute of limitations in respect of the assessment or collection of any Taxes, which waiver or extension is in effect; (e) Buyer has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and have duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Buyer; (f) there is no Lien for Taxes upon any of the assets of the Buyer, other than Permitted Liens; (g) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law), with respect to Buyer; (h) to the knowledge of the Buyer, no claim has ever been made by a Taxing Authority in a jurisdiction where Buyer has not paid any Tax or filed Tax Returns, asserting that Buyer is or may be subject to Tax in such jurisdiction; (i) Buyer has provided to the Company true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2011; (j) there is no outstanding power of attorney from Buyer authorizing anyone to act on behalf of Buyer in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Buyer; (k) Buyer is not, nor has ever been, a party to any Tax sharing or Tax allocation Contract; (l) Buyer is not, nor has ever been, included in any consolidated, combined or unitary Tax Return; and (m) Buyer has not requested any extension of time within which to file any Tax Return, which Tax Return has not been filed.

5.14        Employee Benefit Plans. Buyer does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Buyer, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

5.15        Employee Matters. Buyer has never had any current or former employees.

5.16        Material Contracts.

(a)         Except as set forth in the Buyer SEC Documents filed prior to the date hereof, there are no Contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Buyer is a party or by or to which any of the properties or assets of Buyer may be bound, subject or affected, which either (i) creates or imposes a liability greater than $50,000, or (ii) may not be cancelled by Buyer on less than 60 days’ or less prior notice. Buyer has given to the Company, or has otherwise directed the Company to the exhibits to the Buyer SEC Documents containing, true and correct (A) fully executed copies of each written Contract and (B) written summaries of each oral Contract.

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(b)         With respect to each Contract referenced in Section 5.16(a), each such Contract is a valid and binding agreement of Buyer, and is in full force and effect, and neither Buyer nor, to the knowledge of Buyer, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. Buyer has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Contracts, or granted any power of attorney with respect thereto or to any of Buyer’s assets.

5.17        Litigation. There is no Action (or any basis therefor) pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer, any of its officers or directors (in their capacity as such), its business, or any shares of Buyer Common Stock or any of Buyer’s assets, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against Buyer.

5.18        Transactions with Affiliates. Other than as set forth in the Buyer SEC Documents, there are no contracts or arrangements that are in existence as of the date of this Agreement under which there are any existing or future liabilities or obligations between Buyer and any (i) director, officer, employee or affiliate of Buyer, or (ii) record or beneficial owner of more than 5% of the outstanding Buyer Common Stock as of the date hereof.

5.19        Investment Company Act. Buyer is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

5.20        Disclosure of Information. Buyer has had an opportunity to discuss with management of the Company and Elite such aspects of the Company’s business, management, and financial affairs as Buyer has considered necessary and appropriate for its evaluation of the merits and risks of the transactions contemplated by this Agreement. In addition, Buyer has had an opportunity to view the Company’s properties and facilities to such extent as Buyer has considered necessary and appropriate for its evaluation of the merits and risks of the transactions contemplated by this Agreement. Buyer acknowledges that (a) except for the matters that are expressly covered by this Agreement, Buyer is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby, and (b) it is sophisticated and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and (c) Buyer is acquiring the Equity Interests for its own account and not with a view to the distribution thereof. Buyer acknowledges that the Equity Interests have not been registered under the Securities Act and that the Equity Interests may not be resold absent such registration or unless an exemption therefrom is available. Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act and, by reason of its financial experience, is capable of evaluating the information relating to the Company and the merits and risks of the investment in the Equity Interests.

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5.21        Stock Exchange Listing.  The shares of Buyer Common Stock are listed on The NASDAQ Capital Market (the “Exchange”), and the Company has not received any notification that the Exchange is contemplating terminating such listing.  Promptly following the execution of this Agreement, the Company will prepare and file an application for the Listing of Additional Shares with the Exchange to list the Buyer Common Stock to be issued to the ELITE Shareholders in accordance with this Agreement.

5.22        Foreign Private Issuer. The Company qualifies as a “foreign private issuer” as defined in Rule 405 under the Securities Act.

5.23        Registration Rights of Third Parties.  Except as disclosed in the Buyer SEC Documents, no holders of any securities of the Buyer or any rights exercisable for or convertible or exchangeable into securities of the Buyer have the right to require the Buyer to register any such securities of the Company under the Securities Act of 1933, as amended or to include any such securities in a registration statement to be filed by the Buyer.

ARTICLE VI
COVENANTS OF THE COMPANY AND
ELITE PENDING CLOSING

The Company and Elite jointly and severally covenant and agree that:

6.1         Conduct of the Business. Except for the sale and/or issuance of any Elite Shares which shall be included and listed on Schedule I of this Agreement, and other actions to be taken by the Company and/or Elite to effectuate the restructuring of debt owned by previously existing private equity firms, from the date hereof through the Closing Date, Elite shall cause the Company to and the Company shall, and shall cause any of its Subsidiaries to, conduct the Business in all material respects in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of Buyer, and shall use commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without Buyer’s prior written consent, the Company and Elite shall not, and shall cause the Company’s Subsidiaries to not:

(i)         amend, modify or supplement its articles of incorporation or other comparable organizational or governing documents;

(ii)        amend, waive any material provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Material Contract, or any other right or asset of the Company, and any of its Subsidiaries;

(iii)        enter into a Contract which would be considered a Material Contract;

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(iv)        make any capital expenditures in excess of $300,000 (individually or in the aggregate);

(v)        sell, lease, license or otherwise dispose of any of the Company’s, or any of its Subsidiaries’ assets, including without limitation the Real Property, or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) sales of obsolete assets or assets with de minimis or no book value and (iii) investment assets in the ordinary course of Business;

(vi)        pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any Affiliate of the Company or its Subsidiaries;

(vii)       except in the ordinary course of business consistent with past practice, or as required under the terms of any Plan, authorize any salary increase of more than 30% for any employee making an annual salary of greater than $100,000, or in excess of $100,000 in the aggregate on an annual basis, or materially change the bonus or profit sharing policies of the Company or its Subsidiaries, other than as set forth on Schedule 6.1(vii);

(viii)      obtain or incur any loan or other Indebtedness (other than capital and surplus notes or trade payables incurred in the ordinary course of business);

(ix)        use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of the Company and its Subsidiaries in an amount and scope of coverage as are currently in effect;

(x)         suffer or incur any Lien (other than a Permitted Lien) on any of the Company’s or its Subsidiaries’ assets, including without limitation the Real Property;

(xi)        except in the ordinary course of business consistent with past practice, delay, accelerate or cancel any receivables or Indebtedness owed to the Company or any of its Subsidiaries or write-off or make further reserves against the same, except as required by GAAP;

(xii)        merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiii)       suffer to lapse, terminate, cancel or amend any insurance coverage maintained with respect to any material property or which has not been replaced by a comparable amount of insurance coverage;

(xiv)      except to the extent required by Law, amend any of its Plans set forth in Section 3.27(a) or fail to continue to make timely contributions thereto in accordance with the terms thereof;

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(xv)       make any change in its accounting principles or methods or write down the value of any assets, including without limitation the Real Property, except insofar as may be required by a change in applicable Law or applicable accounting principles or as determined by an independent auditor;

(xvi)      change the place of business or jurisdiction of organization of the Company or any of its Subsidiaries;

(xvii)     extend any loans other than travel or other expense advances to employees in the ordinary course of business not to exceed $10,000 individually or $50,000 in the aggregate;

(xviii)    issue, redeem or repurchase any Equity Interests, or issue any securities exchangeable for or convertible into Equity Interests unless as part of a capital and surplus note agreement;

(xix)       reduce the prices of products sold for customers except in the ordinary course of Business;

(xx)        effect or agree to any material change in any practices or terms, including payment terms, with respect to customers or suppliers, except as required by applicable Law or any Authority;

(xxi)       hire any employees, consultants or advisors except in the ordinary course of business, extensions of current agreements or as otherwise set forth on Schedule 6.1(xxi);

(xxii)      make or change any material Tax election or change any annual Tax accounting periods;

(xxiii)     The Company and its Subsidiaries shall not, and Elite shall cause the Company and its Subsidiaries not to, (i) take or agree to take any action that might make any representation or warranty of the Company or its Subsidiaries, Elite hereunder inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

(xxiv)    undertake any act with the actual knowledge and intent that the taking of such act would directly cause a representation or warranty of the Company not to be true and correct as of the Closing Date, with such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect; or

(xxv)     agree to do any of the foregoing.

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6.2         Notices of Certain Events. The Company shall promptly notify Buyer of:

(a)         any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company and each of its Subsidiaries (or Buyer, post-Closing) to any such Person or create any Lien on any Equity Interests or any of the Company’s and each of its Subsidiaries’ assets;

(b)         any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)         any Actions commenced or, to the knowledge of the Company, threatened against, relating to or involving or otherwise affecting Elite, the Company and each of its Subsidiaries, the Equity Interests, any of the Company’s and each of its Subsidiaries’ assets, including without limitation the Real Property, or the Business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)         the occurrence of any fact or circumstance which constitutes or results, or could reasonably be expected to constitute or result in a Material Adverse Effect; and

(e)         the occurrence of any fact or circumstance which constitutes or results, or could reasonably be expected to constitute or result in any representation made hereunder by the Company and/or Elite to be false or misleading in any material respect or to omit or fail to state a material fact; provided, however, that should any notice pursuant to this Section 6.2 require any amendment or supplement to the Company Disclosure Schedules, the Company may deliver to Buyer a supplement or amendment to the Company Disclosure Schedules specifying such change; provided further, however, that neither any such supplement or amendment to the Company Disclosure Schedules nor any notice pursuant to this Section 6.2 shall limit the right of Buyer to claim a failure of a condition to the Closing set forth in Section 9.2, with respect to any matters disclosed in such supplement, amendment or notice.

6.3         SEC Filings.

(a)         The Company, each of its Subsidiaries and Elite acknowledge that:

(i)         the Buyer will be required to file Annual Reports on Form 20-F that may be required to contain information about the transactions contemplated by this Agreement; and

(ii)        the Buyer will be required to file Reports of Foreign Private Issuer on Form 6-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b)         In connection with any filing the Buyer makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company, each of its Subsidiaries and Elite shall, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing (i) cooperate with the Buyer, (ii) respond to questions about the Company, each of its Subsidiaries or Elite required in any filing or requested by the SEC, and (iii) provide any information requested by the Buyer or Buyer’s representatives in connection with any filing with the SEC.

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6.4         Financial Information. Elite, the Company and each of its Subsidiaries will provide additional financial information or financial statements requested by the Buyer that are required to be included in any filings to be made by the Buyer with the SEC. If requested by the Buyer and required by the SEC, such information or financial statements must be reviewed or audited by the Company’s auditors.

6.5         Employees of the Company. Schedule 6.5 lists those employees of the Company or any of its Subsidiaries designated by the Company as key personnel of the Company and its Subsidiaries..

6.6         [Intentionally Left Blank].

6.7         Exclusivity.

From the date hereof until the date that this Agreement is terminated pursuant to Article XII, neither the Company, nor any of its Subsidiaries, nor Elite nor anyone acting on their behalf shall, directly or indirectly, (a) encourage, solicit, initiate or participate in discussions or negotiations with any Person regarding any Acquisition Proposal, other than Buyer or its Affiliates (collectively “Buyer Excluded Persons”), or an officer, partner, employee or other representative of a Buyer Excluded Person, (b) furnish any non-public information regarding the Company or any of its Subsidiaries to any Person, other than Buyer Excluded Persons, in connection with or in response to an Acquisition Proposal, (c) engage or participate in discussions or negotiations with any Person that could reasonably be expected to lead to an Acquisition Proposal, or (c) consummate any Acquisition Proposal or accept any offer or agree to engage in any Acquisition Proposal.

From the date hereof until the date that this Agreement is terminated pursuant to Article XII, neither the Buyer, nor anyone acting on its behalf shall, directly or indirectly, (a) encourage, solicit, initiate or participate in discussions or negotiations with any Person regarding any acquisition by the Buyer of the assets or shares or other equity interests of a company or other entity that has or constitutes an operating business or as may otherwise be considered an acquisition transaction in accordance with the Buyer’s Amended and Restated Memorandum and Articles of Association (a “Business Combination Proposal”), other than Elite and its affiliates (collectively “Elite Excluded Persons”), or an officer, partner, employee or other representative of a Elite Excluded Person, (b) furnish any non-public information regarding the Buyer to any Person, other than Elite Excluded Persons, in connection with or in response to an Business Combination Proposal, (c) engage or participate in discussions or negotiations with any Person that could reasonably be expected to lead to a Business Combination Proposal, or (c) consummate any Business Combination Proposal or accept any offer or agree to engage in any Business Combination Proposal.

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6.8         Commercially Reasonable Efforts to Obtain Consents. From the date hereof through the Closing Date, the Company shall use commercially reasonable efforts to obtain each Company Consent as promptly as practicable hereafter. Notwithstanding anything herein to the contrary, the Company shall not be required to agree to any term, condition or modification with respect to obtaining any Company Consent that would result in, or would be reasonably likely to result in a Material Adverse Effect.

6.9         Annual Financial Statements.

(a)         By no later than September 15, 2014, the Company shall deliver to the Buyer the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2012, 2013 and 2014, consisting of the audited consolidated balance sheets as of such date, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates. Such financial statements shall be prepared in accordance with GAAP and audited in accordance with PCAOB standards (the “Audited Financial Statements”).

6.10        Purchase of Ordinary Shares. Elite or its affiliates shall purchase by no later thanthe Closing Date, 500,000 shares of the Buyer’s Series A ordinary shares from public stockholders.

6.11        Outstanding Debt. Elite will have (i) indebtedness for borrowed money not in excess of $85,000,000 as of the Closing Date (ii) no shareholder indebtedness (iii) trade and other payables not in excess of $40,000,000, (iv) advances from customers not in excess of $2,000,000, (v) tax and deferred tax liabilities not in excess of $2,500,000, (vi) dividend payable of $35,000,000 and (vii) not less than $7,500,000 in unrestricted cash on the balance sheet post dividend.

ARTICLE VII
COVENANTS OF BUYER

7.1         Conduct of the Business. From the date hereof through the Closing Date, the Buyer shall conduct its business in all material respects in the ordinary course, consistent with past practices, and shall not enter into any material transactions without the prior written consent of Company. Buyer shall conduct its business in compliance with applicable Laws in all material respect, including without limitation the timely and accurate filing of all reports, forms or other documents with the SEC required to be filed with the SEC by Parent pursuant to the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and to preserve intact the business organization of Buyer. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without Company’s prior written consent, the Buyer shall not:

(a)         amend, modify or supplement its memorandum and articles of association or other comparable organizational or governing documents;

(b)         amend, waive any material provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material Contract, or any other right or asset of the Buyer;

(c)         modify, amend or enter into any material contract, deed, agreement, lease, license or commitment;

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(d)         acquire, lease or sublease any material tangible assets, raw material or properties (including real property), or make any capital expenditures;

(e)         sell, lease, license or otherwise dispose of any of the Buyer’s assets except (i) pursuant to existing contracts or commitments disclosed herein and (ii) sales of obsolete assets or assets with de minimis or no book value;

(f)         pay, declare or promise to pay any dividends or other distributions with respect to Buyer Common Stock, or pay, declare or promise to pay any other payments to any Affiliate of the Buyer;

(g)         obtain or incur any loan or other Indebtedness;

(h)         suffer or incur any Lien (other than a Permitted Lien) on any of the Buyer’s assets;

(i)         merge or consolidate with or acquire any other Person or be acquired by any other Person;

(j)         establish any subsidiary (other than as contemplated hereby) or enter into any new line of business;

(k)         acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(l)         make any change in its accounting principles or methods or write down the value of any assets, except insofar as may be required by a change in applicable Law or applicable accounting principles;

(m)         change the place of business or jurisdiction of organization of the Buyer;

(n)         issue, redeem or repurchase any Buyer Common Stock except in accordance with the Form 6-K, or issue any securities exchangeable for or convertible into Buyer Common Stock;

(o)         make or change any material Tax election or change any annual Tax accounting periods;

(p)         take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Authority to be obtained in connection with this Agreement;

(q)         undertake any act with the actual knowledge and intent that the taking of such act would directly cause a representation or warranty of the Buyer not to be true and correct as of the Closing Date, with such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect; or

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(r)         agree to do any of the foregoing.

7.2         Trust Account. The Buyer shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement such that (i) all amounts payable to stockholders of Buyer’s ordinary shares shall be paid upon acceptance by the Buyer of such shares, (ii) the expenses to the third parties to which they are owed shall be paid, and (iii) the remaining monies in the Trust Account shall be disbursed to Buyer.

7.3         Filings. Except for those described in Section 8.9, before the Closing, Buyer shall make such notice and other filings and obtain any consents, approvals, or authorizations required by federal, state and foreign securities laws for Buyer to consummate the transactions contemplated by the Agreement and the Additional Agreements to which Buyer is named as a party.

7.4         Covenant of CIS Sponsor. For a period of 13 months following the Closing, the CIS Sponsor shall not sell short, hedge against, lend against, engage in day trading with respect to, or in any way manipulate, the securities of the Buyer, and shall not engage in any similar activity which has the effect of lowering the trading price of the Buyer’s securities. Notwithstanding the provisions of this section, the CIS Sponsor is not prohibited from buying or selling the Buyer’s securities.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

8.1         Confidentiality.

(a)         Except as otherwise required by law, prior to and after the Closing, neither party shall, without the prior written consent of the other party, or a person authorized thereby, disclose to any other Person or use (whether for the account of such party or any other party) any confidential information or proprietary work product of the other party or any client of the other party. In the event that a party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other party so that the other party may have an opportunity to obtain a protective order or other appropriate relief. Each of the parties shall cooperate fully in any such action.

(b)         Except as required by Law, any information (except publicly available or freely usable material obtained from another source) respecting any party or its Affiliates will be kept in strict confidence by all other parties to this Agreement and their agents. Except as required by Law, none of the parties, nor any of their respective Affiliates, directors, officers, employees or agents will disclose the terms of the transactions contemplated hereunder or by any Additional Agreement at any time, currently, or on or after the Closing, regardless of whether the Closing takes place, except as required by Law or as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents shall be advised of the confidential nature of the terms of the transaction and shall themselves be required to keep such information confidential. Except as required by Law, each party shall retain all information obtained from the other and their legal counsel on a confidential basis except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of such party shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by such party to keep such information confidential.

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8.2         Access to Information. From the date hereof until and including the Closing Date, each party shall, (a) continue to give to the other party, its legal counsel and other representatives full access to the offices, properties and, Books and Records during normal business hours, (b) furnish to the other party, its legal counsel and other representatives such information relating to the Business as such Persons may request and (c) upon reasonable notice, cause the employees, legal counsel, accountants and representatives of such party to cooperate with the other party in its investigation of the Business; provided that in exercising its rights under this Section 8.2, such party, its legal counsel and representatives shall not be permitted to interfere unreasonably with the conduct of the business of the other party or any of its Subsidiaries; provided further, that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by such party.

8.3         Injunctive Relief. If a party breaches, or threatens to commit a breach of, any of the respective covenants set forth in Sections 6.1(i), 6.1(vii), 6.1(xii), 6.1(xvi), 6.1(xviii), 7.1(a), 7.1(f), 7.1(i), 7.1(j), 7.1(k), 7.1(m), 7.1(n), 7.1(p), or 8.1 (the “Restrictive Covenants”), the other party shall have in addition to, and not in lieu of, any other rights and remedies available to such party by agreement (including those set forth in Section 11.1 hereof), under law or in equity, the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the non-breaching party and that monetary damages will not provide adequate remedy to the non-breaching party.

8.4         Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, to consummate and implement expeditiously each of the transactions contemplated by this Agreement.

8.5         Notification of Certain Matters. Each of Buyer and the Company shall give prompt notice to the other (and, if in writing, furnish copies of) if any of the following occurs after the date of this Agreement: (i) there has been a material failure on the part of the party providing the notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement; (iv) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in ARTICLE IX not being satisfied or the satisfaction of those conditions being materially delayed; or (v) the commencement or threat, in writing, of any Action against any party or any of its Affiliates, or any of their respective properties or assets, or, to the knowledge of the Company or Buyer, as applicable, any officer, director, partner, member or manager, in his or her capacity as such, of the Company or Buyer, as applicable, or any of their Affiliates with respect to the consummation of the transactions contemplated by this Agreement.  No such notice to any party shall constitute an acknowledgement or admission by the party providing notice regarding whether or not any of the conditions to Closing or to the consummation of the transactions contemplated hereby have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

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8.6         Tax Matters.

(a)         Elite shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company and its Subsidiaries required to be filed by the Company and its Subsidiaries after the Closing Date for taxable periods ending on or before the Closing Date. Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, and shall not make, amend, revoke or terminate any Tax election or change any accounting practice or procedure without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. The cost of preparing such Tax Returns shall be borne by Elite. Elite shall give a copy of each such Tax Return to the Buyer with sufficient time prior to filing for its review and comment. Elite (prior to the Closing) and the Buyer (following the Closing) shall cause the Company and its Subsidiaries to cooperate in connection with the preparation and filing of such Tax Returns, to timely pay the Tax shown to be due thereon, and to furnish the Buyer proof of such payment. Elite shall not file (or permit the Company or any of its Subsidiaries to file) any amended Tax Return, including any carryback claim or other adjustment with respect to a Pre-Closing Period without the prior written consent of the Buyer.

(b)         Buyer shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company and its Subsidiaries for taxable periods including the Closing Date but ending after the Closing Date. Any such Tax Returns for a period that includes the Closing Date shall be true, correct and complete in all material respects, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, and shall not make, amend, revoke or terminate any tax election or change any accounting practice or procedure without the prior consent of Elite, which consent shall not unreasonably be withheld, delayed or conditioned. Buyer shall deliver any such Tax Return to Elite for its review and comment at least thirty (30) days prior to the date on which such Tax Return is required to be filed and shall make such revisions to such tax Returns as are reasonably requested by Elite. If Elite disputes any item on such Tax Return, it shall notify the Buyer no later than ten (10) days from receipt of such tax Return of such disputed item (or items) and the basis for its objection and the Buyer and Elite shall act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed. If the parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to the Buyer and Elite and the fees and expenses of such accounting firm shall be borne equally by the Buyer and Elite.

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(c)         Following the Closing, Elite may amend any Tax Return of the Company and its Subsidiaries for any taxable period ending on or before the Closing with consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. Buyer shall cause the Company and its Subsidiaries to cooperate in connection with the preparation and filing of such amended Tax Returns and any Tax Proceeding in connection therewith. The cost of preparing and filing such amended Tax Returns or participating in any such Tax proceeding shall be borne by Elite.

(d)         Following the Closing, the Buyer may amend any Tax Return of the Company and its Subsidiaries for any taxable period ending on or before the Closing to correct any errors, with the consent of Elite, which consent shall not unreasonably be withheld, delayed or conditioned. The cost of preparing and filing such amended Tax Returns shall be borne by the Buyer.

(e)         If, following the Closing, the Company or any Subsidiary receives any refund of or credit for Taxes attributable (or allocable thereto pursuant to subsection (8.6(h)) to periods ending on or prior to the Closing Date, the Buyer shall promptly deliver an equivalent amount to ELITE.

(f)         Buyer and Elite shall cooperate in (i) the preparation of all Tax Returns for any Tax periods; and (ii) the conduct of any Tax Proceeding for which one party could reasonably require the assistance of the other party in obtaining any necessary information.

(g)         Buyer shall retain (or cause the Company and its Subsidiaries to retain) all Books and Records with respect to Tax matters of the Company and its Subsidiaries for Pre-Closing Periods for at least seven (7) years following the Closing Date and to abide by all record retention agreements entered into by or with respect to the Company or any of its Subsidiaries with any Taxing Authority.

(h)         To the extent permitted by applicable Law, the parties shall elect (and shall cause the Company and its Subsidiaries to elect) to treat the taxable period that includes but does not end on the Closing Date with respect to any Tax of the Company and its Subsidiaries as ending at the close of the Closing Date, and shall take such steps as may be necessary therefor. For purposes of this Agreement, any Tax for a taxable period that includes but that does not end on the Closing Date shall be allocated between the Pre-Closing Period and the balance of the taxable period based on an interim closing of the books as of the end of the Closing Date; provided, however, that any real or personal property Tax, fixed dollar franchise Tax, any annual exemption amount or any other Tax other than a Tax based upon or related to income or receipts or imposed on a transactional basis shall be allocated based on the relative number of days in the Pre-Closing Period and the balance of the taxable period.

(i)         All sales, use, transfer and other similar Taxes imposed by a Taxing Authority with respect to any transaction contemplated by this Agreement shall be duly and timely paid by Elite. Elite shall duly and timely file all Tax Returns in connection with such Taxes. Elite shall give a copy of each such Tax Return to the Buyer for its review with sufficient time for comments prior to filing and shall give the Buyer a copy of such Tax Return promptly after filing, together with proof of payment of the Tax shown thereon to be due.

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8.7         Compliance with IPO Agreements. The Buyer shall comply with each of the agreements entered into in connection with the Buyer’s IPO. The Buyer shall use commercially reasonable efforts to have filed and have one or more registration statements declared effective by the SEC registering the exercise of the warrants issued as part of the Units sold in the Buyer’s IPO and registering for resale the securities, and the securities underlying such securities, of the Buyer outstanding immediately prior to the Buyer’s IPO, in each case within 6 months from the Closing Date.

8.8         Form 6-K.

(a)         Company Cooperation. The Company acknowledges that a substantial portion of the filings with the SEC and mailings to Buyer’s stockholders shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Buyer with such information as shall be reasonably requested by Buyer for inclusion in a Report of Foreign Private Issuer on Form 6-K to be filed with the SEC, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition the Company shall provide as soon as available to it the same financial and other information about the Company as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies even if such information is not required under applicable rules. The Company understands that such information shall be included in the Form 6-K described in this section. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to Buyer and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(b)         Other Information. None of the information supplied or to be supplied by the Company or Elite expressly for inclusion or incorporation by reference in the filings with the SEC or the mailings to Buyer’s stockholders will, at the date of filing or mailing, or any amendment thereto, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company and/or that is included in the SEC filings or mailings).

8.9         Registration of Buyer Common Stock. Buyer shall enter into a Registration Rights Agreement with the CIS Sponsor and any other such parties with the rights to require the Buyer to register any securities of the Buyer held by such parties under the Securities Act of 1933, as amended, to terminate such demand registration rights and grant such parties piggyback registration rights, a form of which shall be mutually agreed upon by the parties prior to Closing (the “Registration Rights Agreement”).

8.10        Trust Account. The Buyer shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and (i) all amounts payable to stockholders of Buyer Common Stock who shall have chosen to participate in the transaction and not withdrawn their shares of Buyer Common Stock as per the conditions of the Form 6-K upon acceptance by the Buyer of such shares, (ii) the expenses to the third parties to which they are owed, and (iii) the remaining monies in the Trust Account to Buyer.

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ARTICLE IX
CONDITIONS TO CLOSING

9.1         Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(b)         no provision of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing,

(c)         there shall not be pending any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing,

(d)         holders of not less than (12.5%) of the IPO Equity Interests shall have agreed to convert to from Series A Equity Interests to Series C Equity Interests (each as defined in the Company’s Amended and Restated Articles of Association) in connection with the Closing.

(e)         All authorizations, approvals and permits required to be obtained from or made with any Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(f)         No court, arbitrator or other Authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable Law restraining or prohibiting the consummation of the Closing, the ownership by Buyer of any of the Shares or the effective operation of the Business by the Company and its Subsidiaries after the Closing Date.

(g)         Each party shall have entered into and delivered a counterpart signature page of each Additional Agreement that is not required to be delivered pursuant to Section 9.2 or 9.3 hereof to which it is a party.

9.2         Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction, or the waiver at Buyer’s sole and absolute discretion, of all the following further conditions:

(a)         The Company shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b)         The representations and warranties contained in Sections 3.2, 3.5, 4.1 and 4.2 shall be true and correct in all respects (except for any de minimis inaccuracies therein) both when made and as of the Closing Date and all other representations and warranties of the Company and Elite contained in this Agreement and the Additional Agreements, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall: (i) be true, correct and complete at and as of the date of this Agreement, or, (ii) if otherwise specified, when made or when deemed to have been made, and (iii) shall be true, correct and complete as of the Closing Date, in each case with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect.

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(c)         No Material Adverse Effect shall have occurred since the date of this Agreement.

(d)         Buyer shall have received a certificate signed by the Chief Executive Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 9.2.

(e)         Buyer shall have received all documents it may reasonably request relating to the existence of the Company and its Subsidiaries and the authority of the Company to enter into and perform under this Agreement, all in form and substance reasonably satisfactory to Buyer and its legal counsel, including (i) a copy of the certificate of incorporation or comparable document of formation of the Company and any of its Subsidiaries certified as of a recent date by the appropriate Authority of its jurisdiction of organization, (ii) copies of the Company’s and any of its Subsidiaries’ by-laws or comparable company organizational document of the Company and any of its Subsidiaries as effective on the date hereof; (iii) copies of resolutions duly adopted by the board of directors of the Company and by the unanimous vote or consent of Elite authorizing this Agreement, the Additional Agreements and the transaction contemplated hereby and thereby, (iv) a certificate of the Secretary of Elite and the Company certifying as to signatures of the officers executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (v) a recent good standing certificate regarding the Company and any of its Subsidiaries from the office of any appropriate Authority of each other jurisdiction in which the Company and any of its Subsidiaries are qualified to do business.

(f)         Buyer shall have received from the Elite Shareholders certificates representing the Equity Interests, duly endorsed in blank by the Elite Shareholders, or accompanied by stock powers duly executed in blank by the Elite Shareholders, with all necessary transfer Tax and other revenue stamps, acquired at the Elite Shareholders’s expense, affixed.

(g)         Buyer shall have received copies of all Company Consents (including the consents of the landlords under the Leases), in form and substance reasonably satisfactory to Buyer, and no such Company Consent shall have been revoked.

(h)         Each party other than the Buyer and any Affiliates of the Buyer shall have entered into each of the Additional Agreements.

(i)         Buyer shall have received the Audited Financial Statements.

(j)         Buyer shall have received the Company Disclosure Schedules by no later than September 17, 2014 and shall have been satisfied, in the Buyer’s sole discretion, with the contents of such Company Disclosure Schedules.

9.3         Conditions to Obligations of the Company and Elite. The obligation of the Company and Elite to consummate the Closing is subject to the satisfaction, or the waiver at the Company and Elite sole and absolute discretion, of all the following further conditions:

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(a)         Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, and the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality and Material Adverse Effect shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date.

(b)         The Buyer shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(c)         No Buyer Material Adverse Effect shall have occurred since the date of this Agreement.

(d)         The Company shall have received a certificate signed by the Chief Executive Officer of the Buyer to the effect set forth in clauses (a) through (c) of this Section 9.3.

(e)         Buyer shall have entered into and delivered a counterpart signature page to the Registration Rights Agreement.

(f)         Each party other than the Company, Elite and their Affiliates shall have entered into the Additional Agreements.

(g)         The Company shall have received all documents it may reasonably request relating to the existence of the Buyer and the authority to enter into and perform under this Agreement, all in form and substance reasonably satisfactory to the Company and its legal counsel, including (i) a copy of the certificate of incorporation or comparable document of formation of the Buyer certified as of a recent date by the appropriate Authority of its jurisdiction of organization, (ii) copies of the Buyer’s by-laws or comparable company organizational document of the Buyer as effective on the date hereof; (iii) copies of resolutions duly adopted by the board of directors of the Buyer authorizing this Agreement, the Additional Agreements and the transaction contemplated hereby and thereby, (iv) a certificate of the Secretary of the Buyer certifying as to signatures of the officers executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (v) a recent good standing certificate regarding the Buyer from the office of any appropriate Authority of each other jurisdiction in which the Buyer is qualified to do business.

(h)         Prior to the Closing Date, an application covering all shares of Buyer Common Stock, including the Escrow Shares, to be issued to the Elite Shareholders, shall have submitted for approval for listing on the Exchange, and the Buyer shall not have received any notification that the Exchange is contemplating terminating such listing.

(i)         Buyer shall have at least $5,000,000 in cash at the Closing, after payment of any and all expenses of Buyer incurred prior to the Closing Date.

(j)         The Company shall have received resignations of the directors and officers of Buyer and the officers and the Board of Directors of Buyer shall be constituted as set forth in the Voting Agreement immediately after the Closing.

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(k)         No holders of any securities of the Buyer or any rights exercisable for or convertible or exchangeable into securities of the Buyer have any “demand” right to require the Buyer to register any such securities of the Company under the Securities Act of 1933, as amended.

ARTICLE X
INDEMNIFICATION

10.1        Indemnification Obligation of the Company. The Company shall indemnify and hold harmless Buyer, and its members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (the “Buyer Indemnitees”), against and in respect of any and all out-of-pocket loss, liability, claim (including claims by third parties), cost (including reasonable attorneys’ fees), judgment, damage or expense, but excluding consequential, incidental and punitive damages; any loss of future revenue, income or profits; loss of business reputation or opportunity; or multiples of earnings damages, other than any such damages or losses paid to any third party pursuant to a judgment awarded by a court of competent jurisdiction or a final arbitration award in respect of a third party claim (all of the foregoing collectively, “Losses”) incurred or sustained by any Buyer Indemnitee as a result of or in connection with any breach or inaccuracy of any of the representations, warranties, or covenants of the Company contained in this Agreement; provided, however, that the Buyer Indemnitees shall not be entitled to indemnification pursuant to this Section 10.1 unless and until the aggregate amount of Losses to the Buyer Indemnitees equals at least $100,000 (the “Basket”), at which time, subject to the limitations set forth in Section 10.4, the Buyer Indemnitees shall be entitled to indemnification for the total amount of such Losses without regard to the Basket.

10.2        Indemnification Obligation of Buyer. Buyer shall indemnify and hold harmless Elite, the Company and each of their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (the “Elite Indemnitees”) against and in respect of any and all Losses incurred or sustained by the Elite Indemnitees as a result of any breach or inaccuracy of any of the representations, warranties or covenants of Buyer contained in this Agreement. The maximum aggregate liability of the Buyer to the Elite Indemnitees with respect to Losses pursuant to this Section 10.3 shall not exceed $1,000,000; provided, however, the Elite Indemnitees shall not be entitled to indemnification pursuant to this Section 10.3 unless and until the aggregate amount of Losses to the Elite Indemnitees equals at least the Basket, at which time, subject to the aggregate liability noted above and Section 10.4, the Elite Indemnitees shall be entitled to indemnification for the total amount of such Losses without regard to the Basket.

10.3        Limitations on Indemnification. Notwithstanding anything to the contrary set forth herein, the parties rights to indemnification hereunder are subject to the following limitations:

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(a)         The maximum aggregate liability of the Company and Elite to the Buyer Indemnitees with respect to Losses pursuant to Sections 10.1 and 10.2 and the Buyer Indemnitees’ sole source of indemnification payments from the Company and Elite pursuant to Sections 10.1 and 10.2 shall be claims against the Escrow Shares in accordance with this Agreement and the Escrow Agreement (except for such Losses incurred or sustained by any Buyer Indemnitee as a result of or in connection with any breach by the Company of those covenants set forth in Section 6.9, in which case the liability of the Company to the Buyer Indemnitees for such Losses shall be $5,000,000, which amount shall be payable in cash). The amount of indemnification obligations of Company and Elite as set forth in this ARTICLE X shall be the maximum amount of indemnification obligations set forth hereunder, and the Buyer Indemnitees shall not be entitled to a rescission of this Agreement (or any Additional Agreements) or any further indemnification rights or claims of any nature whatsoever, all of which are hereby expressly waived by Buyer on behalf of Buyer and all other Buyer Indemnitees to the fullest extent permitted under applicable Law. Buyer Indemnitees shall be entitled to only a single recovery for all Losses that arise in connection with the matter giving rise to a breach of representation, warranty or covenant, even if such matter shall involve breaches of multiple representations, warranties and covenants. Each share of Buyer Common Stock distributed from the Escrow Shares in satisfaction of an indemnity claim for Losses pursuant to this ARTICLE X shall be deemed to satisfy an amount of Losses equal to $10.40. Any fractional shares will be rounded to the nearest whole share.

(b)         Any claim for indemnification hereunder may not be pursued and is hereby irrevocably waived upon and after the Expiration Date.

(c)         The Company and Elite may only seek indemnification hereunder against Buyer and Buyer may only seek indemnification hereunder against the Company and Elite. The parties hereby irrevocably waive in perpetuity any and all claims for indemnification hereunder against the officers, directors, members, and shareholders of the parties hereto and all other Affiliates of such parties, except as expressly set forth herein.

(d)         The amount of any Losses subject to indemnification pursuant to Section 10.1 or of any claim therefor shall be calculated net of any Tax Benefit inuring to the Buyer, the Company or any of their respective subsidiaries or Affiliates on account of such Losses and any insurance proceeds received or receivable by the Buyer, the Company or any of their respective subsidiaries or Affiliates on account of such Losses.

10.4        Indemnification Procedures; Defense of Third-Party Claims. Any Buyer Indemnitees or Elite Indemnitees making a claim for indemnification under Section 10.1, 10.2 or 10.3 (an “Indemnified Party“) shall promptly notify the indemnifying party (the “Indemnifying Party”) in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or would reasonably be expected to give rise to such right of indemnification (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third-Party Claim“), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 10.5 except to the extent the Indemnifying Party is prejudiced by such failure, it being agreed that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the Expiration Date.

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(a)         Upon receipt of a notice of a Third-Party Claim for indemnity from an Indemnified Party pursuant to Section 10.1, 10.2 or 10.3, the Indemnifying Party shall be entitled, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third-Party Claim, to assume the defense and control of such Third-Party Claim; provided that (i) the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third-Party Claim with its own counsel and at its own expense and (ii) the Indemnifying Party shall pay the fees and expenses of one (1) counsel (plus local counsel, if required) of the Indemnified Party in the event that the Third-Party Claim of which the Indemnifying Party seeks to assume control (A) involves criminal allegations against the Indemnified Party, or (B) involves a claim that, in the good faith judgment of the Indemnified Party, is inappropriate for joint representation because of an actual conflict of interest between the Indemnified Party and the Indemnifying Party with respect to such Third-Party Claim. Such assumption of the conduct and control of the settlement or defense shall not be deemed to be an admission or assumption of liability by the Indemnifying Party. If the Indemnifying Party does not assume the defense and control of any Third-Party Claim pursuant to this Section 10.6, the Indemnified Party shall be entitled to assume and control such defense, but the Indemnifying Party may nonetheless participate in the defense of such Third-Party Claim with its own counsel and at its own expense. Elite or the Buyer, as the case may be, shall, and shall cause each of its Affiliates and representatives to, reasonably cooperate with the Indemnifying Party in the defense of any Third-Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third-Party Claim. If the Indemnifying Party has assumed the defense and control of a Third-Party Claim, it shall be authorized to consent to a settlement or compromise of, or the entry of any judgment arising from, any Third-Party Claim, in its sole discretion and without the consent of any Indemnified Party; provided, that such compromise, settlement or judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by any Indemnified Party. No Indemnified Party shall consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third-Party Claim without the prior written consent of the Indemnifying Party.

10.5        Payment of Indemnification. Any payments by Elite or the Company to a Buyer Indemnitee will be treated as an adjustment to the Purchase Price.

10.6        Survival of Indemnification Rights. The representations and warranties of the Company, Elite and Buyer shall survive until the date that is twelve months following the Closing (the “Expiration Date”).

10.7        Exclusive Remedy. The rights of the parties for indemnification relating to this Agreement or the transactions contemplated hereby shall be strictly limited to those contained in this ARTICLE X, and, except as specifically set forth in Section 12.1(b) such indemnification rights shall be the exclusive remedies of the parties with respect to any matter arising under or in connection with this Agreement. To the maximum extent permitted by applicable Law, the parties hereby waive all other rights and remedies with respect to any matter arising under or in connection with this Agreement, whether under any applicable Law, at common law or otherwise. Neither the Company, nor Elite, nor any of their respective Affiliates, successors or permitted assigns, makes any representation, warranty or covenant to Buyer or any of its Affiliates, successors or permitted assigns, except as set forth in this Agreement. Consequently, neither Buyer nor any of its Affiliates, successors or permitted assigns may bring or otherwise maintain any claim, action or remedy against the Company or Elite or any of their respective Affiliates, successors or permitted assigns, and no recourse shall be brought against any of them, by virtue of any claim or allegation of any representation, warranty or covenant not set forth in this Agreement.

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ARTICLE XI
DISPUTE RESOLUTION

11.1        Arbitration.

(a)         The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (“Arbitrator”), shall be binding, final and non-appealable and not subject to this Section 11.1. The parties agree that binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)         If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c)         The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)         The arbitration shall be held in New York, New York in accordance with and under then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)         On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.1(c).

(f)         The Arbitrator may, at his discretion and at the expense of the parties who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)         The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 8.3, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

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(h)         Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i)         The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the willful misconduct of the person indemnified.

(j)         This arbitration section shall survive the termination of this Agreement and any agreement contemplated hereby.

11.2        Waiver of Jury Trial; Exemplary Damages.

(a)         THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b)         Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

11.3        Attorneys’ Fees. The unsuccessful party to any Action arising out of this Agreement that is not resolved by arbitration under Section 11.1 shall pay to the prevailing party all attorneys’ fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section 11.3 and elsewhere in this Agreement, “actual attorneys’ fees” or “attorneys’ fees actually incurred” means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to “reasonable attorneys’ fees” as that term may be defined in statutory or decisional authority.

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ARTICLE XII
TERMINATION

12.1        Termination Without Default; Termination Fee. In the event that the Closing of the transactions contemplated hereunder has not occurred by September 21, 2014 (the “Outside Closing Date”), the Company, Elite or the Buyer shall have the right, at its sole option, to terminate this Agreement without liability to the other parties hereto. Such right may be exercised by the Company, Elite or the Buyer, as the case may be, giving written notice to the other parties hereto at any time after the Outside Closing Date. In the event this Agreement is terminated pursuant to this Section 12.1(a), each party shall be responsible for paying all of its own expenses.

12.2        Termination Upon Default.

(a)         Buyer may terminate this Agreement by giving notice to Elite on or prior to the Closing Date, without prejudice to any rights or obligations Buyer may have, if the Company or Elite shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date.

(b)         Elite may terminate this Agreement by giving notice to Buyer, without prejudice to any rights or obligations the Company or Elite may have, if Buyer shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date.

12.3        Survival. The provisions of this ARTICLE XIII shall survive any termination hereof pursuant to Article XII.

ARTICLE XIII
MISCELLANEOUS

13.1        Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

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if to Buyer or the Company (following the Closing), to:

CIS Acquisition Ltd.
89 Udaltsova Street, Suite 84

Moscow, Russia 119607

Attention: Kyle Shostak
Email: kyle.shostak@cisacquisition.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum, Esq.
Telecopy: 212.504.3013

if to Elite, or the Company (prior to the Closing):

Elite Ride Limited

16 Kaifada Road

Danyang, Jiangsu, China

Attention: Xin Chao

Fax +86 511 8692 0003

Delta Advanced Materials Limited

16 Kaifada Road

Danyang, Jiangsu, China

Attention: Xin Chao

Fax +86 511 8692 0003

with a copy to (which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attention: Richard A. Friedman, Esq.

Telecopy: (212) 930-9725

13.2        Amendments; No Waivers; Remedies.

(a)         This Agreement cannot be amended, except by a writing signed by each party, or terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

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(b)         Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)         Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)         Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3        Arms’ length bargaining; no presumption against drafter. This Agreement has been negotiated at arms-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4        Publicity. Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

13.5        Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

13.6        No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7        Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

13.8        Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

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13.9        Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, warranty or agreement of any person in entering into this Agreement, prior or contemporaneous or any Additional Agreement, except those expressly stated herein or therein.

13.10      Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11      Construction of certain terms and references; captions. In this Agreement:

(a)         References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b)         The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)         Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by party.

(d)         Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e)         If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

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(f)         Captions are not a part of this Agreement, but are included for convenience, only.

(g)         For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual knowledge of Mr. Xin Chao and Mr. Richard Yan.

13.12      Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13      Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.14      Waiver. Reference is made to the final prospectus of the Buyer, dated December 18, 2012 (the “Prospectus”). The Company and Elite have read the Prospectus and understand that the Buyer has established the Trust Account for the benefit of the public stockholders of the Buyer and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Buyer may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Buyer agreeing to enter into this Agreement with the other parties hereto, Elite and the Company each hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Buyer. This Section 13.14 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Closing.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, Buyer, the Company and Elite have caused this Agreement to be duly executed by their respective authorized officers and Elite have executed this Agreement as of the day and year first above written.

BUYER:
CIS ACQUISITION LTD.

	By:	/s/ Kyle Shostak
Name:Kyle Shostak
Title: Director
ELITE:
ELITE RIDE LIMITED

	By:	/s/ Chao Xin
Name: Chao Xin
Title: Chief Executive Officer and Chairman
COMPANY:
DELTA ADVANCED MATERIALS LIMITED

	By:	/s/ Chao Xin
Name: Chao Xin
Title: Chief Executive Officer and Chairman

CIS Sponsor, only with respect to Section 7.4:

CIS ACQUISITION HOLDING CO. LTD.

By:	/s/ Taras Vaznhov
Name: Taras Vaznhov
Title: Director

/s/ Kyle Shostak
Kyle Shostak

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SHAREHOLDERS:

MASTER KINGDOM HOLDINGS LTD.

	By:	/s/ Chao Xin
Name: Chao Xin

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EXHIBIT A

EARNOUT

An aggregate of 1,500,000 shares of ordinary shares of the Buyer shall be issued to the Elite Shareholders as indicated on Schedule I. The determination of whether or not the targets are achieved shall be based on the Company’s audited financial statements applicable period.

a.	500,000 shares shall be issued based if the Company achieves Adjusted Net Income of at least $8 million for the period starting July 1, 2014 and ending June 30, 2015.

b.	500,000 shares shall be issued if the combined company achieves Adjusted Net Income of at least $9.2 million for the period starting July 1, 2015 and ending June 30, 2016.

c.	500,000 shares shall be issued based if the combined company achieves Adjusted Net Income of at least $10.6 million for the period starting July 1, 2016 and ending June 30, 2017.

d.	For purposes of this Agreement “Adjusted Net Income” shall be defined as the Net Income of the Company plus Interest expense and non-cash derivative expenses related to the restructuring of investments from the Prior PE Investors plus/minus and loss/income derived from or attributable to the exercise of the CIS Warrants and the exercise of any further rights granted to the CIS Sponsor and the Company as a result of the transactions contemplated by this Agreement.

e.	During the 13 months post-Closing, all material acquisitions made by the post-merger company must be accretive to post-merger company earnings, i.e. the price/earnings paid by the post-merger company for an acquisition target must be lower than the price/earnings of the post-merger company on the date of such acquisition. A “material acquisition” is an acquisition that would, when comparing the most recent annual financial statements of each company, result in a change of 5% or more to the Company’s revenue, net income, total liabilities or total assets. To be “accretive”, an acquisition must be acquired at a P/E ratio that is at a 20% discount to the P/E ratio at which the Company is trading (based on the last sales price) on the day prior to the date that the definitive agreement for the acquisition is signed.

The foregoing targets are to be met on an all-or-nothing basis, and there shall be no partial awards.

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